            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                 MARCH 30, 1998



                           1940 ACT FILE NO. 811-5822


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2


                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940    |X|



                           Amendment No. 10                     |X|



                            MFS CHARTER INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000


                                Stephen E. Cavan
                               Secretary and Clerk
                            MFS Charter Income Trust
                  c/o Massachusetts Financial Services Company
                               500 Boylston Street
                           Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)



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                                        -2-


                            MFS CHARTER INCOME TRUST

                                     PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS



Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.1.  Fee Table:  Inapplicable - 1940 Act filing only.

Items 3.2, 4, 5, 6 and 7: Omitted  pursuant to General  Instruction  G.3 to Form
N-2.

Item 8.  General Description of Registrant:

         8.1.   General:   The  Registrant  is  a  closed-end,   non-diversified
management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on June 2, 1989.

         8.2, 8.3 and 8.4. Investment Objectives and Policies, Risk Factors and Other Policies:

                        INVESTMENT OBJECTIVE AND POLICIES


         The Registrant's investment objective is to maximize current income. The investment objective and policies of the Registrant may, unless otherwise specifically stated, be changed by the Trustees of the Trust without a vote of the shareholders. A change in the Registrant's objective may result in the Registrant having an investment objective different from the objective which the shareholder considered appropriate at the time of investment in the Registrant. The Registrant seeks to achieve its objective by investing approximately one-third of its assets in each of the following sectors of the fixed income securities markets: (i) securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities ("U.S. Government Securities") and related options; (ii) debt securities issued by foreign governments, their political subdivisions and other foreign issuers; and (iii) high yielding corporate fixed income securities, some of which may involve equity features. By following this investment strategy, the Registrant's net asset value is likely to be more stable than that of a fund which invests in only one of these three fixed income sectors. The Registrant's investment adviser, Massachusetts Financial Services Company ("MFS" or the "Investment Adviser"), believes that greater stability would occur because, in general, each sector historically has produced results which are different from each other sector, so that significant changes in one sector have tended to offset changes in other sectors. During periods of unusual market or economic conditions (such as a collapse of the high yield corporate fixed income market or a general contraction in yields on foreign obligations), the Registrant may invest up to 50% of its assets in any one sector and may choose not to invest in a sector in order to achieve its investment objective. The Registrant expects that, under normal market conditions, the maturity of its portfolio securities will not exceed 30 years in the U.S. Government sector and 25 years in the corporate fixed income sector. Securities selected within a particular sector will be those which offer the highest income available, except where differences in yield are not sufficient to justify investments in higher risk securities. There can be no assurance that the Registrant will achieve its investment objective. For the risk considerations involved, see "Special Considerations."

         U.S. Government Securities. The U.S. Government Securities in which the Registrant intends to invest include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturities of one to 10 years), and U.S. Treasury bonds (generally original maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States; (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-through certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of the Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal National Mortgage Association ("FNMA"); and (iii) interests in trusts or other entities representing interests in obligations that are issued or guaranteed by the U.S. Government or that are backed by the full faith and credit of the U.S. Government. For a description of obligations issued or guaranteed by U.S. government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies, Authorities or Instrumentalities" below.

         U.S. Government Securities in which the Registrant intends to invest do not involve the credit risks associated with other types of interest bearing securities, although some are not backed by the full faith and credit of the U.S. Treasury. As a result, the yields available from U.S. Government Securities are generally lower than the yields available from other interest bearing securities. Like other interest bearing securities, however, the values of U.S. Government Securities change as interest rates fluctuate.


         Foreign Securities. The Registrant may invest up to 33 1/3% of its net assets in securities of foreign issuers which are not traded on U.S. exchanges, including securities issued by foreign governments considered stable by the Investment Adviser and fixed income securities of foreign corporations. The foreign government securities in which the Registrant intends to invest will generally consist of obligations supported through their authority to levy taxes by national, state or provincial governments or similar political subdivisions. The Investment Adviser does not believe that the credit risk inherent in the obligations of stable foreign governments is significantly greater than that of U.S. Government Securities. For the risk considerations involved, see "Special Considerations" below. While one-third of the Registrant's assets normally will be invested in securities issued abroad and denominated in foreign currencies ("non-U.S. dollar securities"), that amount may vary depending on the relative yield of such securities, the economies of the countries in which the investments are made and such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies to the U.S. dollar. Investments in non-U.S. dollar securities and currency will be evaluated on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between different countries. The Registrant may hold foreign currency for hedging purposes to protect against declines in the U.S. dollar value of foreign securities held by the Registrant and against increases in the U.S. dollar value of the foreign securities which the Registrant might purchase. The Registrant may speculate in foreign currency when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date, based on anticipated changes in the relevant exchange rate. The Registrant may invest more than 25% of the value of its total assets in securities of issuers located in any one country. The Registrant may also hold foreign currency in anticipation of purchasing foreign securities.

         Brady Bonds. The Registrant may invest in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan"). Brady Plan debt restructurings have been implemented to date in Argentina, Brazil, Bulgaria, Costa Rica, Croatia, the Dominican Republic, Ecuador, Jordan, Mexico, Morocco, Nigeria, Panama, Peru, the Phillippines, Poland, Slovenia, Uruguay and Venezuela. Brady Bonds have been issued only recently, and for that reason do not have a long payment history. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the U.S. dollar) and are actively traded in over-the-counter secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady Bonds are often viewed as having three or four valuation components; the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity (these uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady Bonds and the history of defaults of countries issuing Brady Bonds with respect to commercial bank loans by public and private entities, investments in Brady Bonds may be viewed as speculative.

         Emerging Market Securities. Consistent with the Registrant's objective and policies, the Registrant may invest in securities of issuers whose principal activities are located in emerging market countries. Emerging market countries include any country determined by the Adviser to have an emerging market economy, taking into account a number of factors, including whether the country has a low- to middle-income economy according to the International Bank for Reconstruction and Development, the country's foreign currency debt rating, its political and economic stability and the development of its financial and capital markets. The Adviser determines whether an issuer's principal activities are located in an emerging market country by considering such factors as its country of organization, the principal trading market for its securities and the source of its revenues and location of its assets. The issuer's principal activities generally are deemed to be located in a particular country if: (a) the security is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (e) the issuer has 50% or more of its assets in that country.

         The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedure, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Registrant is uninvested and no return is earned thereon. The inability of the Registrant to make intended security purchases due to settlement problems could cause the Registrant to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Registrant due to subsequent declines in value of the portfolio security or, if the Registrant has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.

         Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Registrant could be adversely effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Registrant of any restrictions on investments.

         Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Registrant.

         Corporate Fixed Income Securities. The Registrant may invest up to 33 1/3% of its net assets in high yield corporate fixed income securities of both domestic and foreign issuers

(denominated either in U.S. dollars or foreign currency) which include preferred and preference stock convertible into fixed income securities and all types of long-term or short-term debt obligations, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts and commercial paper (including obligations, such as repurchase agreements, secured by such instruments). Corporate fixed income securities may also include zero coupon bonds, deferred interest bonds and bonds on which the interest is payable in kind ("PIK bonds"). Zero coupon and deferred interest bonds are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Registrant will accrue income on such investments for tax and accounting purposes, which is distributable to shareholders, and, because of the higher rates of return, such investments are regarded by the Registrant as consistent with its investment objective. See "Special Considerations" below. Corporate fixed income securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).

         High yield corporate fixed income securities are ordinarily unrated or in the lower rating categories of recognized rating agencies (that is, ratings of Ba or lower by Moody's Investors Service, Inc. ("Moody's") or BB or lower by Standard & Poor's Ratings Services ("S&P") or Fitch IBCA, Inc. ("Fitch")), will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price than securities in the higher rating categories. See "Special Considerations" below. With respect to unrated issues, which may be foreign or domestic, the Investment Adviser performs its own investment analysis. The Investment Adviser's analysis may include consideration of the issuer's experience and managerial strength, changing financial conditions, borrowing requirements or debt maturity schedules, and its responsiveness to changes in business conditions and interest rates. The Investment Adviser also considers relative values based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects. Certain unrated or lower rated fixed income securities are very speculative, involve high risk and may be questionable as to principal and interest payments. Securities rated BBB or Baa (or comparable unrated securities) have speculative characteristics and securities rated BB or Ba or below (or comparable unrated securities) are considered speculative and may be questionable as to principal and interest payments. For a description of these and other rating categories, see "Description of Bond Ratings" below. No minimum rating standard is required for a purchase by the Registrant.


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                                        -7-

         The Registrant may invest up to 40% of the value of its total assets in each of the electric utility and telephone industries, but will not invest more than 25% in either of those industries unless yields available for four consecutive weeks in the four highest rating categories on new issue bonds in such industry (issue size of $50 million or more) have averaged in excess of 105% of yields of new issue long-term industrial bonds similarly rated (issue size of $50 million or more).

         Other Investments. When the Investment Adviser believes that investing for defensive purposes is appropriate, such as during periods of unusual market conditions, part or all of the Registrant's assets may be temporarily invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities and repurchase agreements. Such obligations will all be at least investment grade.

         The investment objective and policies described above may be changed without shareholder approval, except that, as a fundamental policy, at least 80% of the Registrant's assets under normal circumstances will be invested in fixed income securities. This fundamental policy may not be changed without the approval of the holders of a majority of the Registrant's shares (as defined below under "Investment Restrictions").

                              INVESTMENT PRACTICES

         The following investment practices apply to the portfolio investments of the Registrant. These practices may be changed without shareholder approval.

         Options. In an effort to increase current income and to reduce fluctuations in net asset value, the Registrant may write covered put and call options and purchase put and call options on U.S. Government Securities and may engage in such options transactions with respect to other fixed income securities. All such options will be traded on either United States or foreign securities exchanges or over the counter. This practice may result in the loss of principal under certain market conditions. Other than the requirement that options written on fixed income securities be covered, there are no limitations on the use of such options. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.

         Futures Contracts and Options on Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign government securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Futures Contracts and Options on Futures Contracts to be written or purchased by the Registrant will be traded on U.S. or foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest or exchange rates which otherwise might either adversely affect the value of the Registrant's portfolio securities or adversely affect the prices of securities which the Registrant intends to purchase at a later date. Should interest or exchange rates move in an unexpected manner, the Registrant may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below.



         The Trustees have adopted the requirement that Futures Contracts and Options on Futures Contracts only be used as a hedge and not for speculation



         Options on Foreign Currencies. The Registrant may purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the dollar cost of foreign securities to be acquired. As in the case of other kinds of options, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received, and, if the option is exercised, the Registrant could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to the Registrant's position, it may forfeit the entire amount of the premium plus related transaction costs. Options on foreign currencies to be written or purchased by the Registrant will be traded on U.S. and foreign exchanges or over the counter. Other than the requirement that options written on foreign currencies only be used for hedging purposes, there are no limitations on the use of such options. For further discussion of the use, risks and costs of options on foreign currencies, see "Options and Futures" below.

         Forward Foreign Currency Exchange Contracts. The Registrant may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Registrant will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Registrant may be required to forego the benefits of advantageous changes in exchange rates. The Registrant may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Registrant may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Registrant will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Registrant may sustain losses which will reduce its gross income. The Registrant may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Investment Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. In addition, where the Registrant enters into Forward Contracts as a "cross hedge," the Registrant incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

         The Registrant has established procedures which require the use of segregated assets or "cover" in connection with the purchase and sale of Forward Contracts. Since that policy currently recommends that an amount of the Registrant's assets equal to the amount of the commitment to be held aside or segregated to be used to pay for the commitment, the Registrant will segregate liquid assets sufficient to cover any commitments under these Contracts to purchase or sell foreign currencies or to limit any potential risk. The segregated liquid assets will be marked to market on a daily basis. While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event, the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Registrant than if it had not engaged in such transactions.

         Indexed Securities. The Registrant may purchase securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators. Indexed securities are typically, but not always, debt securities or deposits whose value at maturity (i.e., principal value) or interest rate is determined by reference to a specific instrument or statistic. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by references to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Indexed securities may be more volatile than the underlying instrument itself and could involve the loss of all or a portion of the principal amount of or interest on the instrument. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

         The performance of indexed securities depends to a great extent on the performance of the security, currency or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations and certain U.S.
government agencies.

         Inverse Floating Rate Obligations. The Registrant may invest in so-called "inverse floating rate obligations" or "residual interest" bonds or other obligations or certificates relating thereto structured to have similar features. Such obligations generally have floating or variable interest rates that move in the opposite direction of short-term interest rates and generally increase or decrease in value in response to changes in short-term interest rates at a rate which is a multiple of the rate at which fixed-rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, such obligations have the effect of providing investment leverage and may be more volatile than long-term fixed-rate tax-exempt obligations.

         Swaps and Related Transactions. As one way of managing its exposure to different types of investments, the Registrant may enter into interest rate swaps, currency swaps or structures with embedded swaps and other types of available swap agreements, such as caps, collars and floors. Swaps involve the exchange by the Registrant with another party of cash payments based upon different interest rate indexes, currencies, and other prices or rates such as the value of mortgage prepayment rates. For example, in the typical interest rate swap, the Registrant might exchange a sequence of cash payments based on a floating rate index for cash payments based on a fixed rate. Payments made by both parties to a swap transaction are based on a notional principal amount determined by the parties.


         The Registrant may also purchase and sell caps, floors and collars. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.


         Swap agreements could be used to shift a Registrant's investment exposure from one type of investment to another. For example, if a Registrant agreed to exchange payments in dollars for payments in foreign currency, in each case based on a fixed rate, the swap agreement would tend to decrease the Registrant's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Registrant's investments and its share price and yield.

         Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed, or no investment of cash. As a result, swaps can be highly volatile and may have a considerable impact on the Registrant's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Registrant may also suffer losses if it is unable to terminate outstanding swap agreements or reduce its exposure through offsetting transactions.


         Swaps, caps, floors and collars are highly specialized activities which involve certain risks. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Registrant's exposure to long or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as securities prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Registrant is not limited to any particular form or variety of swap agreements if the Investment Adviser determines it is consistent with the Registrant's investment objective and policies.



         The Registrant will maintain liquid assets to cover its current obligations under swap transactions. If the Registrant enters into a swap agreement on a net basis (i.e., the two payment streams are netted out, with the Registrant receiving or paying, as the case may be, only the net amount of the two payments), the Registrant will maintain liquid assets with a daily value at least equal to the excess, if any, of the Registrant's accrued obligations under the swap agreement over the accrued amount the Registrant is entitled to receive under the agreement. If the Registrant enters into a swap agreement on other than a net basis, it will maintain cash or liquid assets with a value equal to the full amount of the Registrant's accrued obligations under the agreement.



         The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, currency or other factor that determines the amount of payments to be made under the arrangement. If the Investment Adviser is incorrect in its forecasts of such factors, the investment performance of the Registrant would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Registrant, the Registrant must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Registrant's risk of loss consists of the net amount of payments that the Registrant is contractually entitled to receive. The Registrant anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.


         Restricted Securities. The Registrant may also purchase securities that are not registered under the Securities Act of 1933 ("1933 Act") ("restricted securities"), including those that can be offered and sold to "qualified institutional buyers" under Rule 144A under the 1933 Act ("Rule 144A securities"). A determination is made based upon a continuing review of the trading markets for a specific Rule 144A security, whether such security is liquid and thus not subject to the Registrant's limitation on investing not more than 20% of its net assets in illiquid investments. The Board of Trustees has adopted guidelines and delegated to MFS the daily function of determining and monitoring the liquidity of Rule 144A securities. The Board, however, will retain oversight of the liquidity determinations focusing on factors as valuation, liquidity and availability of information. Investing in 144A securities could have the effect of increasing the level of illiquidity in the Registrant to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities held in the Registrant's portfolio. Subject to the Registrant's 20% limitation on investments in illiquid investments, and subject to the diversification requirements of the Internal Revenue Code of 1986, as amended, the Registrant may also invest in restricted securities that may not be sold under Rule 144A, which presents certain risks. As a result, the Registrant might not be able to sell these securities when the Adviser wishes to do so, or might have to sell them at less than fair value. In addition, market quotations are less readily available. Therefore, judgment may at times play a greater role in valuing these securities than in the case of unrestricted securities.

         Yield Curve Options. The Registrant may also enter into options on the "spread," or differential, between two fixed income securities transactions referred to as "yield curve" options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated fixed income securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.


         Yield curve options may be used for the same purposes as other options on securities. Specifically, the Registrant may purchase or write such options for hedging purposes. For example, the Registrant may purchase a call option on the spread between two securities if it owns one of the securities and anticipates purchasing the other security and wants to hedge against an adverse change in the yield between the two securities. The Registrant may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Investment Adviser, the Registrant will be able to profit from movements in the spread between the yields of the underlying fixed income securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even when the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Registrant will be "covered." A call (or put) option written by the Registrant is covered if the Registrant holds another call (or put) option on the spread between the same two securities and segregates liquid assets sufficient to cover the Registrant's net liability under the two options. Therefore, the Registrant's maximum liability for such a covered option is the difference between the amount of the Registrant's liability under the option written by the Registrant less the value of the option held by the Registrant. Yield curve options may also be covered in such other manners as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and because they have been only recently introduced, established trading markets for these securities have not yet developed. Because these securities are traded over-the-counter, the SEC has taken the position that yield curve options are illiquid, and the Registrant therefore includes them for purposes of calculating the 20% limitation with respect to illiquid securities contained in its investment restrictions.



         "Reset" Options. In certain instances, the Registrant may enter into options on Treasury securities which provide for periodic adjustment of the premium during the term of each such option. Like other types of options, these transactions, which may be referred to as "reset" options or "adjustable strike" options, grant the purchaser the right to purchase (in the case of a "call") or sell (in the case of a "put"), a specified type and series of U.S. Treasury security at any time up to a stated expiration date (or, in certain instances, on such date). In contrast to other types of options, however, the price at which the underlying security may be purchased or sold under a "reset" option is determined at various intervals during the term of the option, and such price fluctuates from interval to interval based on changes in the market value of the underlying security. As a result, the strike price of a "reset" option, at the time of exercise, may be less advantageous to the Registrant than if the strike price had been fixed at the initiation of the option. In addition, the premium paid for the purchase of the option may be determined at the termination, rather than the initiation, of the option. If the premium is paid at termination, the Registrant assumes the risk that (i) the premium may be less than the premium which would otherwise have been received at the initiation of the option because of such factors as the volatility in yield of the underlying Treasury security over the term of the option and adjustments made to the strike price of the option, and (ii) the option purchaser may default on its obligation to pay the premium at the termination of the option.

         Collateralized Mortgage Obligations and Multiclass Pass-Through Securities. The Registrant may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by certificates issued by GNMA, FNMA or the Federal Home Loan Mortgage Corporation but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Registrant may also invest a portion of its assets in multiclass pass-through securities which are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt services on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States Government or foreign governments, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (a "REMIC").

         In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or a part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semiannual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payments of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the risks of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments

         The Registrant may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.


         Mortgage "Dollar Roll" Transactions. The Registrant may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Registrant sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Registrant records these transactions as sale and purchase transactions rather than as borrowing transactions. The Registrant will only enter into "covered rolls." A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Registrant foregoes principal and interest paid on the mortgage-backed securities. The Registrant is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Registrant may also be compensated by receipt of a commitment fee.

         Stripped Mortgage-Backed Securities. In addition, the Registrant may invest a portion of its assets in stripped mortgage-backed securities, ("SMBS"), which are derivative multiclass mortgage securities issued by agencies or instrumentalities of the United States Government, or foreign governments, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Registrant may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates. Because SMBS were only recently introduced, established trading markets for these securities have not yet developed, although the securities are traded among institutional investors and investment banking firms and some liquidity is available.

         The Registrant may also invest in interests in trusts or other entities representing interests in U.S. Government Securities or other fixed income securities, or holding U.S. Government Securities or other fixed income securities in amounts sufficient to cover all payments due from such entities.

         Corporate Asset-Backed Securities. The Registrant may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties. Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.
The underlying assets (e.g., loans) are also subject to prepayments which shorten the securities' weighted average life and may lower their return. Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments on underlying assets, the securities may contain elements of credit support which fall into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Registrant will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

         Loan Participations and other Direct Indebtedness. The Registrant may purchase loan participations and other direct claims against a borrower. In purchasing a loan participation, the Registrant acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, although some may be unsecured. Such loans may be in default at the time of purchase.

         Loans that are fully secured offer the Registrant more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower's obligation, or that the collateral can be liquidated. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. Such loans are typically made by a syndicate of lending institutions, represented by an agent lending institution which has negotiated and structured the loan and is responsible for collecting interest, principal and other amounts due on its own behalf and on behalf of the others in the syndicate, and for enforcing its and their other rights against the borrower. Alternatively, such loans may be structured as a novation, pursuant to which the Registrant would assume all of the rights of the lending institution in a loan, or as an assignment, pursuant to which the Registrant would purchase an assignment of a portion of a lender's interest in a loan either directly from the lender or through an intermediary. The Registrant may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods or services. These claims may also be purchased at a time when the company is in default.

         Certain of the loan participations acquired by the Registrant may involve revolving credit facilities or other standby financing commitments which obligate the Registrant to pay additional cash on a certain date or on demand. These commitments may have the effect of requiring the Registrant to increase its investment in a company at a time when the Registrant might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that the Registrant is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other high grade debt obligations in an amount sufficient to meet such commitments.

         The Registrant's ability to receive payments of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loan participations and other direct investments which the Registrant will purchase, the Investment Adviser will rely upon its (and not that of the original lending institution's) own credit analysis of the borrower. As the Registrant may be required to rely upon another lending institution to collect and pass on to the Registrant amounts payable with respect to the loan and to enforce the Registrant's rights under the loan, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Registrant from receiving such amounts. In such cases, the Registrant will evaluate as well the creditworthiness of the lending institution and will treat both the borrower and the lending institution as an "issuer" of the loan participation for purposes of certain investment restrictions pertaining to the diversification of the Registrant's portfolio investments. The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Investments in such loans may involve additional risks to the Registrant. For example, if a loan is foreclosed, the Registrant could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Registrant could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Registrant relies on the Investment Adviser's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Registrant.

         In addition, loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Registrant may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. To the extent that the Investment Adviser determines that any such investments are illiquid, the Registrant will include them in the investment limitations described below.


         Lending of Portfolio Securities. The Registrant may seek to increase its income by lending portfolio securities to the extent consistent with present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the SEC. Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of the New York Stock Exchange and would be required to be secured continuously by collateral, including cash, cash equivalents, U.S. Government Securities or an irrevocable letter of credit maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Registrant would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice. For the duration of a loan, the Registrant would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned. The Registrant would also receive a fee from the borrower. The Registrant would receive compensation based on the investment of the collateral, less a fee paid to the borrower, if the collateral is in the form of cash. The Registrant would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Registrant would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Investment Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justifies the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Registrant's total assets.

         "When-Issued" Securities. Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Registrant is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Registrant will not commit more than 30% of its assets to such purchases. The Registrant does not pay for the securities until received or start earning interest on them until the contractual settlement. While awaiting delivery of securities purchased on such basis, the Registrant will segregate liquid assets sufficient to cover its commitments. Although the Registrant does not intend to make such purchases for speculative purposes, purchases of securities on such bases may involve more risk than other types of purchases.

         When the Registrant commits to purchase a security on a "when-issued" or "forward delivery" basis, it will set up a segregated account consistent with the General Statement of Policy of the SEC described in "Forward Foreign Currency Exchange Contracts," above, concerning such purchases. However, although the Registrant does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of the SEC policy, purchases of securities on such basis may involve more risk than other types of purchases. For example, if the Registrant determines it is necessary to sell the "when-issued" or "forward delivery" securities before delivery, it may incur a gain or a loss because of market fluctuations since the time the commitment to purchase such securities was made. Purchasing securities on a "when-issued" basis involves a risk that the yields available in the market when delivery takes place may be higher than yields on the securities purchased.


         Repurchase Agreements. The Registrant may enter into repurchase agreements in order to earn income on available cash or as a temporary defensive measure. Under a repurchase agreement, the Registrant acquires securities subject to the seller's agreement to repurchase at a specified time and amount. If the seller becomes subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's right to liquidate the securities may be restricted (during which time the value of the securities could decline).

         The Registrant may enter into repurchase agreements with sellers who are member firms (or subsidiaries thereof) of the New York Stock Exchange, members of the Federal Reserve System, or recognized primary U.S. Government securities dealers or institutions which the Investment Adviser has determined to be of comparable creditworthiness. The securities that the Registrant purchases and holds through its agent are U.S. Government Securities, the value of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Registrant, or the purchase and repurchase prices may be the same, with interest at a standard rate due to the Registrant together with the repurchase price on repurchase. In either case, the income to the Registrant is unrelated to the interest rate on U.S. Government Securities. The repurchase agreement provides that in the event the seller fails to pay the agreed amount on the agreed upon delivery date or upon demand, as the case may be, the Registrant will have the right to liquidate the securities. If at the time the Registrant is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Registrant's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Registrant. The Registrant has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Registrant only enters into repurchase agreements after the Investment Adviser has determined that the seller is creditworthy, and the Investment Adviser monitors the seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked to market every business day) is required to be greater than the repurchase price, and the Registrant has the right to make margin calls at any time if the value of the securities falls below the agreed upon collateral.


         Leveraging. The Registrant has the authority to borrow money for investment from banks and through the issuance of bonds, debentures, notes or other instruments evidencing indebtedness ("Senior Securities") and to invest the proceeds in accordance with the Registrant's investment objective and policies. In determining whether to employ leverage, the Trustees will consider such factors as the estimated spread between interest required to be paid on money borrowed by the Registrant and interest which can be earned by investing the proceeds of borrowings, as well as the level of distributions currently being made by the Registrant to its shareholders. Under the 1940 Act, the Registrant must maintain asset coverage (which is the ratio which the value of the total assets of the Registrant minus all liabilities and indebtedness not represented by Senior Securities bears to the aggregate amount of Senior Securities representing any indebtedness of the Registrant) of at least 300% with respect to Senior Securities representing indebtedness. The Registrant would issue Senior Securities to raise money to purchase securities for the Registrant's portfolio to preserve or enhance the Registrant's payment of dividends. The Registrant has no intention during the coming year of issuing Senior Securities and there can be no assurance that any will be issued. See the subsection "Risks of Leverage" of "Special Considerations" below.


         Reverse Repurchase Agreements. The Registrant may enter into reverse repurchase agreements. In a reverse repurchase agreement, the Registrant will sell securities and receive cash proceeds, subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest. There is a risk that the counterparty to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Registrant. The Registrant will invest the proceeds received under a reverse repurchase agreement in accordance with its investment objective and policies. In determining whether to engage in reverse repurchase agreements, the Trustees will consider factors such as the estimated spread between the imputed interest required to be paid by the Registrant under the agreement and interest which can be earned by investing the proceeds received under the agreement, as well as the level of distributions currently being made by the Registrant to its shareholders. Reverse repurchase agreements are considered borrowings for purposes of the Registrant's investment policies and restrictions concerning borrowings, and therefore these borrowing limitations apply to this investment practice. The Registrant must segregate liquid assets, marked to market daily, in an amount at least equal to the Registrant's obligations under the agreement, which is generally satisfied by the Registrant providing the counterparty with collateral in the form of the securities subject to the repurchase agreement.



                             SPECIAL CONSIDERATIONS

         The Registrant is designed primarily as a long-term investment and not as a trading vehicle. The value of shares of the Registrant will vary as the aggregate value of the Registrant's portfolio securities increases or decreases. The net asset value of the Registrant generally will change as the general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested at lower yields can be expected to decline. The value of the lower-rated fixed income securities that the Registrant purchases may, under certain market conditions, fluctuate more than the value of higher-rated fixed income securities. These lower-rated fixed income securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. If the Registrant's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Registrant's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.

         Although changes in the value of the Registrant's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Registrant, such changes will not affect the income received by the Registrant from such securities. The dividends paid by the Registrant will increase or decrease in relation to the income received by the Registrant from its investments, which will in any case be reduced by the Registrant's expenses before being distributed to the Registrant's shareholders. To the extent that the Registrant uses options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies, such techniques may result in the loss of principal under certain market conditions. See "Options and Futures" below.

         Investments in fixed income securities that are unrated or in the lower rating categories of recognized rating agencies, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price than securities in the higher rating categories. These securities may include those issued in debt restructurings, leveraged buyouts and corporate acquisitions. Securities issued in such transactions may involve greater risks, often related to creditworthiness, solvency, relative liquidity of the secondary market, potential market losses, vulnerability to rising interest rates and economic downturns and market price volatility based upon interest rate sensitivity, all of which may adversely affect the Registrant's net asset value. The Registrant will seek to reduce risk by investing its assets in a number of markets and issuers, performing credit analysis of potential investments and monitoring current developments and trends in both the economy and financial markets. To the extent the Registrant holds zero coupon or deferred interest bonds in its portfolio or bonds paying interest in the form of additional debt obligations, the Registrant would recognize income currently even though the Registrant received no cash payments of interest and would raise cash to satisfy its obligation to distribute such income to shareholders from sales of portfolio securities. (See Item 10.4 for a discussion of the tax treatment regarding these investments.) To the extent the Registrant invests in fixed income securities the disposition of which is subject to legal or contractual restrictions or the markets for which are illiquid, the Registrant might not be able to sell these securities when the Investment Adviser wishes to do so, or might have to sell them at less than fair value. The Registrant does not currently intend to invest in securities of bankrupt companies or in obligations which are in default.

         Investing in foreign securities involves considerations and possible risks not typically associated with investing in U.S. securities. The value of foreign securities investments will be affected by changes in currency rates or exchange control regulations. Because interest and principal payments of foreign securities may be made in foreign currencies, if the exchange rate declines after the Registrant receives these payments the Registrant may not have sufficient cash to make distributions to shareholders without selling portfolio securities. A decline in the exchange rate would also result in a decrease in the value of certain portfolio securities. The

Registrant may enter into Forward Contracts and options on foreign currencies in an effort to protect against this risk. The value of foreign securities can also be affected by the application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in this country or abroad) or changed circumstances in dealings between nations. Costs may be incurred in connection with conversion between various currencies. Foreign brokerage commissions are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Moreover, there may be less publicly available information about foreign issuers than about domestic issuers, and foreign issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of domestic issuers. Securities of some foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. A delay in settlement could hinder the ability of the Registrant to take advantage of changing market conditions with a possible resulting adverse effect on net asset value.

         The Registrant may be required to receive delivery of the foreign currencies underlying options on foreign currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Registrant is exercised or the Registrant is unable to close out a Forward Contract it has entered into. The Registrant may also elect to take delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Registrant to do so. In such instances as well, the Registrant may promptly convert the foreign currencies to dollars at the then-current exchange rate, or may hold such currencies for an indefinite period of time. While the holding of currencies may permit the Registrant to take advantage of favorable movements in the applicable exchange rate, it also exposes the Registrant to risk of loss if such rates move in a direction adverse to the Registrant's position. Such losses could reduce any profits or increase any losses sustained by the Registrant from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Registrant's profit or loss on currency options or Forward Contracts, as well as its hedging strategies.

         Zero Coupon Bonds. Securities in which the Registrant may invest also include zero coupon bonds. Zero coupon bonds are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon bonds do not require the periodic payment of interest. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Registrant will accrue income on such investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Registrant's distribution obligations.

         The Registrant has registered as a "non-diversified" investment company. As a result, the Registrant may, with respect to 50% of its assets, invest up to 25% of its assets in the obligations of any one issuer. U.S. Government Securities are not subject to any such investment limitations. Since the Registrant may invest a relatively high percentage of its assets in the obligations of a limited number of issuers, the Registrant may be more susceptible to any single economic, political or regulatory occurrence.

         An investment in shares of the Registrant should not constitute a complete investment program and may not be appropriate for all investors.

         Risk Factors. The Registrant may invest in fixed income securities rated Baa by Moody's or BBB by S&P or Fitch and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

         The Registrant may also invest in fixed income securities that are rated Ba or lower by Moody's or BB or lower by S&P or Fitch and comparable unrated securities (commonly known as "junk bonds"). These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price, especially during periods of economic uncertainty or change, than securities in the higher rating categories, and because yields may vary over time, no specific level of income can ever be assured. During certain periods, the higher yields on the Registrant's lower rated high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Registrant may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Registrant's yield despite the actual loss of principal.

         These lower rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth) and short-term corporate and industry developments and the market's perception of their quality (especially during times of adverse publicity) to a greater extent than higher rated securities which react primarily to fluctuations in the general level of interest rates, although they are also affected by changes in interest rates. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. The prices for these securities may be affected by legislative and regulatory developments. For example, federal rules require that savings and loan associations gradually reduce their holdings of high-yield securities. An effect of such legislation may be to depress the prices of outstanding lower rated high yielding fixed income securities.

         The market for these lower rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower rated securities may be affected by the market's perception of their credit quality. Therefore, the Investment Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower rated securities to respond to changes in the market. While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not the Registrant's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. To the extent the Registrant invests in these lower rated securities, the achievement of its investment objectives may be more dependent on the Investment Adviser's own credit analysis than in the case of a fund investing in higher quality fixed income securities. These lower rated securities may also include zero coupon bonds, deferred interest bonds and PIK bonds which are described above.

         Risks of Leverage. To the extent that securities are purchased with proceeds from the issuance of Senior Securities, the net asset value of the Registrant's shares generally will increase or decrease at a greater rate than would otherwise be the case. Any investment income or gains earned from the securities purchased with these proceeds which is in excess of the expenses associated therewith can be expected to cause the value of the Registrant's shares and distributions on the Registrant's shares to rise more quickly than would otherwise be the case. Conversely, if the investment income or gains earned from the securities purchased with proceeds from the issuance of Senior Securities fails to cover the expenses associated therewith, the value of the Registrant's shares is likely to decrease more quickly than otherwise would be the case and distributions thereon will be reduced or eliminated. Hence, the issuance of Senior Securities (leverage) is speculative and increases the risk of owning or investing in the shares of an investment company which employs that technique. The issuance of Senior Securities also increases the Registrant's expenses because of interest payments and administrative expenses associated with the issuance of the Senior Securities. Unless the appreciation and income on assets purchased with proceeds from the issuance of Senior Securities exceed the costs associated with the Senior Securities, the use of leverage would diminish the investment performance of the Registrant compared with what it would have been without leverage.

         If the Registrant were to issue Senior Securities, it would not be permitted to declare dividends or other distributions with respect to the Registrant's shares or repurchase the Registrant's shares unless at the time thereof (and after giving effect thereto), asset coverage with respect to the Registrant's Senior Securities would be at least 300% (or such other percentage as may in the future be required by law). Under the Internal Revenue Code of 1986, as amended (the "Code"), the Registrant must, among other things (i) distribute at least 90% of its investment company taxable income each fiscal year in order to maintain its qualification for tax treatment as a regulated investment company, (ii) distribute the remaining 10% of its investment company taxable income each fiscal year in order to avoid federal income tax and (iii) distribute substantially all of its income on a calendar-year basis in accordance with the timing requirements of the Code in order to avoid excise taxes. The foregoing limitations on dividends and distributions may under certain circumstances impair the Registrant's ability to maintain such qualification (which would result in the Registrant being taxed as a corporation), or may result in the Registrant being subject to income or excise taxes. (See Item 10.4.) To the extent any Senior Securities are given a prior claim against the income of the Registrant and against the net assets of the Registrant in a liquidation, they may be a substantial lien and burden on the Registrant's shares.


                              OPTIONS AND FUTURES


         Options. The Registrant may write covered put and call options and purchase put and call options on U.S. Government Securities and may engage in such options transactions with respect to other fixed income securities. All such options will be traded on either United States or foreign securities exchanges or over-the-counter.


         Call options written by the Registrant give the holder the right to buy the underlying securities from the Registrant at a stated exercise price; put options written by the Registrant give the holder the right to sell the underlying security to the Registrant at a stated exercise price. A call option written by the Registrant is "covered" if the Registrant owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for liquid assets held) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Registrant holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or
(b) greater than the exercise price of the call written if the difference in liquid assets are segregated by the Registrant. A put option written is "covered" if the Registrant segregates liquid assets with a value equal to the exercise price, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal or greater than the exercise price of the put written or is less than the exercise price of the put written if liquid assets representing the difference are segregated by the Registrant. Put and call options may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.



         The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

         The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

         Effecting a closing transaction in the case of a written call will permit the Registrant to write another option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Registrant to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Registrant investments. If the Registrant desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

         The Registrant will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Registrant will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Registrant.

         An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Registrant would have to exercise the options in order to realize any profit. If the Registrant is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on the Exchange would continue to be exercisable in accordance with their terms.

         The Registrant may write options in connection with buy-and-write transactions; that is, the Registrant may purchase a security and then write a call option against that security. The exercise price of the call the Registrant determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Registrant's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Registrant's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

         The writing of covered put options is similar in terms of risk return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Registrant's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Registrant may elect to close the position or take delivery of the security at the exercise price and the Registrant's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Registrant in the same market environments that call options are used in equivalent buy-and-write transactions.

         The Registrant may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Registrant will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

         The Registrant may purchase call options to hedge against an increase in the price of fixed income securities that the Registrant anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Registrant upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Registrant.

         Futures Contracts. The Registrant may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies or contracts based on bonds or on financial indices and commodities including any index of U.S. or foreign government securities ("Futures Contracts"). A "sale" of a Futures Contract means a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. A "purchase" of a Futures Contract means a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. U.S. Futures Contracts have been designated by exchanges which have been designated "contracts markets" by the CFTC, and must also be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Monetary Market of the Chicago Mercantile Exchange. Futures Contracts trade on these markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Registrant will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, and three-month U.S. Treasury Bills. The Registrant may also enter into Futures Contracts which are based on financial indices, corporate securities, non-U.S. Governmental bonds and Eurodollar deposits.



         At the same time a Futures Contract is purchased or sold, the Registrant must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies, but may be as low as 5% or less of a contract's face value. Daily thereafter the Futures Contract is valued and the payment of "variation margin" may be required, since each day the Registrant would provide or receive cash that reflects any decline or increase in the contract's value.

         At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

         A Futures Contract based on an index of securities provides for a payment, in cash, equal to the amount, if any, by which the value of the index at maturity is above or below the value of the index at the time the contract was entered into, times a fixed index "multiplier." The index underlying such a Futures Contract is generally a broad based index of securities designed to reflect movements in the relevant market as a whole. The index assigns weighted values to the securities included in the index, and its composition is changed periodically. Futures Contracts on Eurodollar deposits also require the making and acceptance of a cash payment, based on the change in value of the underlying instrument.

         Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, foreign currencies or, in the case of Futures Contracts based on an index, the making or acceptance of a cash settlement at a specified future time, in most cases the contractual obligation if fulfilled before the date of the contract by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month, subject to the availability of a liquid secondary market. Such a transaction cancels the obligation incurred by the Futures Contract. The Registrant will incur brokerage fees when it purchases and sells Futures Contracts.


         One purpose of the purchase or sale of a Futures Contract, in the case of a portfolio such as that of the Registrant which holds or intends to acquire long-term fixed income securities, is to attempt to protect the Registrant from fluctuations in interest or foreign exchange rates without actually buying or selling long-term fixed income securities or foreign currency. For example, if the Registrant owns long-term bonds, and interest rates were expected to increase, the Registrant might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Registrant. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Registrant would increase at approximately the same rate, thereby keeping the net asset value of the Registrant from declining as much as it otherwise would have. The Registrant could accomplish similar results by selling bonds with long maturities and investing bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures as an investment technique allows the Registrant to maintain a defensive position without having to sell its portfolio securities.

         Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long-term bonds, the Registrant could take advantage of the anticipated rise in the value of long-term bonds, without actually buying them until the market stabilized. At that time, the Futures Contracts could be liquidated and the Registrant could then buy long-term bonds on the cash market. To the extent the Registrant enters into Futures Contracts for this purpose the Registrant will segregate liquid assets with respect to such Futures Contracts in an amount equal to the difference between the fluctuating market value of such Futures Contract and the aggregate value of the initial and variation margin payments made by the Registrant with respect to such Futures Contracts.



         The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction.

         In addition, Futures Contracts entail risks. Although the Registrant believes that the use of such Contracts will benefit the Registrant, if the Investment Adviser's investment judgment about the direction of interest rates is incorrect, the Registrant's overall performance would be poorer than if it had not entered into any such Contract. For example, if the Registrant had hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Registrant will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures position. In addition, in such situations, if the Registrant had insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Registrant may have to sell securities at a time when it may be disadvantageous to do so.

         Options on Futures Contracts. The Registrant intends to purchase and write Options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Registrant is not fully invested it may purchase a call option on a Futures Contract to hedge a market advance due to declining interest rates.

         The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Registrant's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Registrant will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Registrant intends to purchase. If a put or call option the Registrant has written is exercised, the Registrant will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures position, the Registrant's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

         The Registrant may cover the writing of call options on Futures Contracts (a) through purchases of the underlying Futures Contract, (b) through ownership of the instrument, or instruments included in the index, underlying the Futures Contract, or (c) through the holding of a call on the same Futures Contract and in the same principal amount as the call written where

                                        -30



the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if liquid assets representing the difference are segregated by the Registrant. The Registrant may cover the writing of put options on Futures Contracts (a) through sales of the underlying Futures Contract, (b) through segregation of liquid assets in an amount equal to the value of the security or index underlying the Futures Contracts, or (c) through the holding of a put on the same Futures Contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if liquid assets representing the difference are segregated by the Registrant. Put and call options on Futures Contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which they are traded and applicable laws and regulations.



         The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Registrant may purchase a put option on a Futures Contract to hedge the Registrant's portfolio against the risk of rising interest rates.

         The amount of risk the Registrant assumes when it purchases an option on a Futures Contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased.

         The Registrant's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Therefore no assurance can be given that the Registrant will be able to utilize these instruments effectively for the purposes set forth above.

         Forward Contracts on Foreign Currency. The Registrant may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Registrant will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Registrant may be required to forego the benefits of advantageous changes in exchange rates. The Registrant may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Registrant may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Registrant will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Registrant may sustain losses which will reduce its gross income.

         The Registrant has established procedures consistent with the General Statement of Policy of the SEC concurring such commitments. Since that policy currently recommends that an amount of the Registrant's assets equal to the amount of the commitment be held aside or segregated to be used to pay for the commitment, the Registrant will always segregate liquid assets sufficient to cover any commitments under these contracts to purchase or sell foreign currencies or to limit any potential risk. The segregated liquid assets will be marked to market on a daily basis. While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Registrant's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Registrant than if it had not engaged in such transactions.



         Options on Foreign Currencies. The Registrant may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Forward Contracts will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of such securities, the Registrant may purchase put options on the foreign currency. If the value of the currency does decline, the Registrant will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Registrant may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Registrant deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Registrant could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The Registrant may write options on foreign currencies for the same types of hedging purposes. For example, where the Registrant anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

         Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Registrant could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Registrant to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Registrant would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Registrant also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.


         All call options written on foreign currencies will be covered. A call option written on foreign currency by the Registrant is "covered" if the Registrant owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration if such amount, or the equivalent amount is segregated in liquid assets,) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the trust has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if liquid assets representing the difference are segregated by the Registrant. A put option written on foreign currency by the Registrant is covered if the Registrant has a put on the same foreign currency and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if liquid assets representing the difference are maintained by the Registrant. Put and call options on foreign currencies may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations.



         Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by the Registrant in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or, with the exception of certain foreign currency options, by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchanges, subject to SEC regulation. Similarly, options on securities and on stock indices may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.


         In order to assure that the Registrant will not be deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Registrant enter into transactions in Futures Contracts Options on Futures Contracts and Options on Foreign Currencies traded on CFTC-regulated exchange only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-bona fide hedging purposes, provided that the aggregate initial margin and premiums to establish such non-bona fide positions does not exceed 5% of the liquidation value of the Registrant's assets, after taking into account unrealized losses on any such contracts the Registrant has entered into, and excluding, in computing such 5%, the in-the-money amount with respect to an option that is in-the-money at the time of purchase. In addition, the Registrant must comply with the requirements of various state securities laws in connection with such transactions.

         The  staff  of  the  SEC  has  taken  the   position   that   purchased
over-the-counter options and assets used to cover written over-the-counter options are illiquid. Therefore, such options and assets, together with other illiquid securities, cannot exceed 20% of the Registrant's assets under its investment restrictions. Although the Investment Adviser disagrees with this position, the Investment Adviser intends to limit the Registrant's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Registrant intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the Registrant has in place with such primary dealers will provide that the Registrant has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Registrant for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Registrant will treat all or a portion of the formula price as illiquid for purposes of its investment restrictions. The Registrant may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of its investment restrictions.



         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Registrant to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

         The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

         In addition, options on securities, Futures Contracts, Options on Futures Contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) the availability of data on which to make trading decisions, (iii) delays in the Registrant's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) less trading volume.


         Future Developments. The Registrant proposes to take advantage of opportunities in the area of options, Futures Contracts, Options on Futures Contracts and Forward Contracts which are not presently contemplated for use by the Registrant or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Registrant's investment objective and legally permissible for the Registrant. Such opportunities, if they arise, may involve risks which exceed those in the options and futures activities described above.



  DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY U.S. GOVERNMENT AGENCIES,
                        AUTHORITIES OR INSTRUMENTALITIES

         Federal Farm Credit Banks Consolidated Systemwide Notes and Bonds are bonds issued and guaranteed by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration.

         Maritime Administration Bonds - are bonds issued by the Department of Transportation of the U.S. Government.

         GNMA Certificates - are mortgage-backed securities, with timely payment guaranteed by the full faith and credit of the U.S. Government, which represent partial ownership interests in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is also insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration.

         FHLMC Bonds - are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

         FNMA Bonds - are bonds issued and guaranteed by the Federal National Mortgage Association and are not guaranteed by the U.S. Government.

         Federal Home Loan Bank Notes and Bonds - are notes and bonds issued by the Federal Home Loan Bank System, and are not guaranteed by the U.S. Government.



         The list of securities set forth above does not purport to be an exhaustive compilation of all debt obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities. The Registrant reserves the right to invest in debt obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities in addition to those listed above.

                             INVESTMENT RESTRICTIONS

         The Registrant has adopted the following policies which cannot be changed without the approval of the holders of a majority of its shares (which means the lesser of (i) more than 50% of the outstanding shares of the Registrant, or (ii) 67% or more of the outstanding shares of the Registrant present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy). Except with respect to borrowings and investing in illiquid securities, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the portfolio.
The Registrant may not:

         (1) borrow money or pledge,  mortgage or hypothecate its assets, except
(i) as a temporary measure for extraordinary or emergency purposes, (ii) for a tender offer or otherwise to repurchase its shares, (iii) for investment in accordance with its investment objective and policies, or (iv) as contemplated by clause (9) below, and in no event shall the Registrant borrow in excess of 1/3 of its assets (for the purpose of this restriction, collateral arrangements with respect to options, futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies and collateral arrangements with respect to initial and variation margin are not considered a pledge of assets);

         (2) purchase any security or evidence of interest therein on margin, except that the Registrant may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities and except that the Registrant may make deposits on margin in connection with options, Futures
Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies;

         (3) underwrite securities issued by other persons except insofar as the Registrant may technically be deemed an underwriter under the Securities Act of 1933 in selling a portfolio security;

         (4) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended or, in the case of unlisted securities, where no market makers exist), unless the Board of Trustees has determined that such securities are liquid based upon trading markets for the specific security, if more than 20% of the Registrant's assets (taken at market value) would be invested in such securities;

         (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except currencies, currency options, Forward Contracts, Futures Contracts and Options on Futures Contracts) in the ordinary course of the business of the Registrant (the Registrant reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities);

         (6) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Registrant;

         (7) issue any  Senior  Security  (as that term is  defined  in the 1940
Act), if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder (for the purpose of this restriction, collateral arrangements with respect to options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security);

         (8) make loans to other persons except through the lending of its portfolio securities not in excess of 30% of its total assets (taken at market value) and except through the use of repurchase agreements, the purchase of commercial paper or the purchase of all or a portion of an issue of debt securities in accordance with its investment objective, policies and restrictions;

         (9) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short ("short sales against the box"), and unless not more than 10% of the Registrant's net assets (taken at market value) is held as collateral for such sales at any one time (it is the Registrant's present intention to make such sales only for the purpose of deferring realization of gain or loss for Federal income tax purposes; such sales would not be made of securities subject to outstanding options); or

         (10) invest more than 25% of the value of its total assets in any industry except as described above under the subsection "Corporate Fixed Income Securities" of "Investment Objective and Policies."



As a matter of non-fundamental policy, the Registrant may not: (1) invest more than 25% of the value of its total assets in any industry, except as described under the subsection "Corporate Fixed Income Securities" of the section "Investment Objective and Policies" above.

                           DESCRIPTION OF BOND RATINGS



The ratings of Moody's, S&P and Fitch represent their opinions as to the quality of various bonds. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, bonds with the same maturity, coupon and rating may have different yields while bonds of the same maturity and coupon with different ratings may have the same yield.


                         MOODY'S INVESTORS SERVICE, INC.



         Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa: Bonds which are rated Baa are considered medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

         C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.



                    STANDARD & POOR'S RATINGS SERVICES, INC.

                             Long-Term Issue Credit Ratings

         Issue credit ratings are based, in varying degrees, on the following considerations:
         1. Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
         2.  Nature of and provisions of the obligation;
         3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.
         The issue rating definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Accordingly, in the case of junior.

         AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's . The obligor's capacity to meet its financial commitment on the obligation is EXTREMELY STRONG.

         AA: An obligation rated AA differs from the highest rated issues only in small degree. The obligator's capacity to meet its financial commitment on the obligation is VERY STRONG.

         A: An obligation rated A somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still STRONG.

         BBB: An obligation rated BBB exhibits ADEQUATE protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated BB, B, CCC, C are regarded as having significant speculative characteristics. BB; indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         BB: An obligation rated BB is LESS VULNERABLE to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         B: An obligation rated B is MORE VULNERABLE to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CCC: An obligation rated CCC is CURRENTLY VULNERABLE to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         CC:  An  obligation  rated  CC  is  CURRENTLY   HIGHLY   VULNERABLE  to
nonpayment.

         C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payment on this obligation are being continued.

         D: An obligation rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.
         Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         r: This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk-such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

                                FITCH IBCA, INC.

                      International Long-Term Credit Rating

         AAA:
         Highest credit quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         AA:
         Very high credit quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is to significantly vulnerable to foreseeable events.

         A:
         High credit quality. A ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

         BBB:
         Good credit quality. BBB ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

         BB:
         Speculative. BB rating indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category re not investment grade.

         B:
         Highly speculative. B ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon sustained, favorable business and economic environment.

         CCC, CC, C:
         High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A CC rating indicates that default of some kind appears probably. C ratings signal imminent default.

         DDD, DD and D:
         Default. Securities are not meeting current obligations and are extremely speculative. DDD designates the highest potential for recovery of amounts outstanding on any securities involved. For U.S. corporates, for example, DD indicates expected recovery of 50%-90% of such outstandings, and D the lowest recovery potential, i.e., below 50%.



         8.5.     Share Price Data: Inapplicable.

         8.6.     Business Development Companies:    Inapplicable.



Item 9. Management:

         9.1.a. General - Board of Trustees: Management of the Registrant's business and affairs is the responsibility of the Board of Trustees of the Registrant.


         9.1.b. General - Investment Advisers: MFS, a Delaware corporation, is the Registrant's Investment Adviser. MFS and its predecessor organizations have a history of money management dating from 1924, thus making MFS America's oldest mutual fund organization. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Holding Services, Inc., which in turn is an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life"). Sun Life, a mutual life insurance company, is one of the largest international life insurance companies and has been operating in the United States since 1895. The executive officers of MFS report to the Chairman of Sun Life. The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS also serves as investment adviser to each of the funds in the MFS Family of Funds (the "MFS Funds"), to MFS Municipal Income Trust, MFS Government Markets Income Trust, MFS Multimarket Income Trust, MFS Intermediate Income Trust, MFS Special Value Trust, MFS Institutional Trust, MFS Variable Insurance Trust, MFS/Sun Life Series Trust and seven variable accounts, each of which is a registered investment company established by Sun Life Assurance Company of Canada (U.S.), a subsidiary of SunLife, in connection with the sale of various fixed/variable annuity contracts. MFS and its wholly-owned subsidiary, MFS Institutional Advisors, Inc., provide investment advice to substantial private clients. MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund in the United States, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $77.6 billion on behalf of approximately 2.9 million investors as of February 28, 1998. As of such date, the MFS organization managed approximately $20.4 billion of securities in fixed income portfolios, including approximately $6.6 billion in U.S. Government Securities and approximately $ 4.0 billion in securities of foreign issuers and non-U.S. dollar denominated securities of U.S. issuers. The Directors of MFS are John W. Ballen, Jeffrey L. Shames, Arnold D. Scott, John D. McNeil and Donald A. Stewart. Mr. Shames is the Chairman and President of MFS, Mr.Ballen is on Executive Vice President of MFS, and Mr. Scott is the Secretary and a Senior Executive Vice President of MFS. Messrs. McNeil and

Stewart are the Chairman and President,  respectively, of Sun
Life. Sun Life, a mutual life insurance company, is on e of the largest international life insurance companies and has been operating in the United States since 1895, establishing a headquarters office here in 1973. The executive officers of MFS report to the Chairman of Sun Life.


                          INVESTMENT ADVISORY AGREEMENT

         General. The Investment Advisory Agreement between MFS and the Registrant (the "Advisory Agreement") provides that, subject to the direction of the Board of Trustees of the Registrant, MFS is responsible for the actual management of the Registrant's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Trustees. The Investment Adviser also provides certain administrative services and general office facilities.

         The Investment Adviser is not dependent on any other party in providing the investment advisory services required in the management of the Registrant. The Investment Adviser may, however, consider analyses from various sources, including broker-dealers with which the Registrant does business.


         The Investment Adviser pays the compensation of the Registrant's officers and of the Trustees who are affiliated with the Investment Adviser. The Adviser also provides certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement, dated March 1, 1997, as amended.



         The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Registrant, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Advisory Agreement.

         Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Registrant pays it a fee computed and paid monthly in an amount equal to the sum of .32% of the adjusted average daily net assets of the Registrant (adjusted average daily net assets being average daily net assets without deducting any liability for money borrowed for investment in accordance with the Registrant's investment objective and policies) and 4.57% of the daily gross income (i.e., income other than gains from the sale of securities, gains from options and futures transactions, premium income from options written and gains from foreign exchange transactions) of the Registrant for the Registrant's then-current fiscal year. However, that portion of the Investment Adviser's fee which is based on income from leveraging, if any, shall be imposed only on net income from leveraging (i.e., gross income from leveraging less expenses of leveraging). This advisory fee is greater than that paid by most other funds.



         Use of Name. The Advisory Agreement provides that if MFS ceases to serve as the Investment Adviser to the Registrant, the Registrant will change its name so as to delete the initials "MFS" and that MFS may render services to others and may permit funds clients in addition to the Registrant to use the initials "MFS" in their names.

         The Advisory Agreement will remain in effect until August 1, 1998, and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Registrant's outstanding voting securities (as defined in the section "Investment Restrictions" of Items 8.2, 8.3 and 8.4 and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by vote of a majority of the Registrant's outstanding voting securities (as defined in the section "Investment Restrictions" of Items 8.2, 8.3 and 8.4 or by either party on not more than 60 days' nor less than 30 days' written notice).



         9.1.c. General - Portfolio Management: James T. Swanson, a Vice President of the Registrant and a Senior Vice President of MFS, joined MFS in 1985. He became the portfolio manager of the Registrant in 1992.


         9.1.d. General - Administrator: MFS provides the Registrant with certain financial, legal, compliance, shareholder communications and other administrative services pursuant to a Master Administrative Services Agreement dated March 1, 1997, as amended. Under this Agreement, the Registrant pays MFS an administrative fee up to 0.015% per annum of the Registrant's average daily net assets. This fee reimburses MFS for a portion of the cost it incurs to provide such services. For the period March 1, 1997 through the fiscal year ended November 30, 1997, MFS received $82,143 under the Agreement.

         9.1.e. Custodian: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Registrant. MFS Services Center, Inc., 500 Boylston Street,
Boston, Massachusetts 02116, a wholly owned subsidiary of MFS, is the shareholder servicing agent.

         9.1.f.   General:   Payment  of  Expenses:   The  Registrant  pays  the
compensation of the Trustees who are not affiliated with MFS and all the Registrant's expenses, including, but not limited to, advisory and administrative services, governmental fees, interest charges, taxes, membership dues in the Investment Company Institute allocable to the Registrant, fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Registrant, expenses of repurchasing shares and servicing shareholder accounts, expenses of preparing, printing and mailing share certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions, brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions, insurance premiums, fees and expenses of the Registrant's Custodian, for all services to the Registrant, including safekeeping of funds and securities and maintaining required books and accounts, expenses of calculating the net asset value of the Registrant's shares, expenses of shareholder meetings, expenses in connection with the Dividend Reinvestment and Cash Purchases Plan and SEC fees.

         9.1.g.   General - Affiliated Brokerage:  Inapplicable.

         9.2. Non-resident Managers: While the Registrant is a Massachusetts business trust, Sir J. David Gibbons, a trustee of the Registrant, is not a resident of the United States, and substantially all of his assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process upon him within the United States, to enforce in United States courts, or to realize outside the United States, judgments of courts in the United States predicated upon civil liabilities, if any, of his under the Federal securities laws of the United States. The Registrant has been advised that there is substantial doubt as to the enforceability in Bermuda, where he resides, of such civil remedies as are afforded by the Federal securities laws of the United States.

         9.3.     Control Persons:  Inapplicable.

Item 10. Capital Stock, Long-Term Debt, and Other Securities:

         10.1.    Capital Stock:

         a. and f. Description of Shares. The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest without par value. Shareholders are entitled to one vote for each share held and to vote in the election of Trustees and on other matters submitted to meetings of shareholders. No material amendment may be made to the Declaration of Trust without the affirmative vote of a majority of its shares. Under certain circumstances, shareholders have the right to communicate with other shareholders and to remove Trustees. Shares have no pre-emptive or conversion rights. Shares when issued are fully paid and non-assessable, except as set forth below under "Certain Provisions of the Declaration of Trust."

         The Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Registrant. Each share represents an equal proportionate interest in the Registrant with each other share. The Registrant has no present intention of offering additional shares, except that additional shares may be issued under the Dividend Reinvestment and Cash Purchase Plan. Other offerings of its shares, if made, will require approval of the Registrant's Board of Trustees. Any additional offering will be subject to the requirements of the Act that shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except, among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Registrant's outstanding voting securities.

         The Registrant may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares, except that if the Trustees recommend such transaction, the approval by the vote of the holders of a majority of its outstanding shares will be sufficient. The Registrant may also be terminated upon liquidation and distribution of its assets, if approved by the vote of the holders of two-thirds of its outstanding shares. If not so terminated, the Registrant will continue indefinitely. Upon liquidation of the Registrant, the Registrant's shareholders are entitled to share pro rata in the Registrant's net assets available for distribution to its shareholders.


         Market or Private Repurchases. Since the Registrant is a closed-end management investment company, its shareholders do not, and will not, have the right to redeem their shares of the Registrant. The Registrant, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Registrant's shares are trading at a discount of 10 percent or more from the net asset value of the shares. Shares repurchased by the Registrant will be held in treasury. The Registrant may incur debt to finance share repurchase transactions. See the section "Investment Restrictions" in response to Items 8.2, 8.3 and 8.4.



         The shares of the Registrant trade in the open market at a price which is a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net assets values. When the Registrant repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected, either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Registrant's net income.

         Certain Provisions of the Declaration of Trust. The Registrant is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a Trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Registrant and provides for indemnification and reimbursement of expenses out of the Registrant's property for any shareholder held personally liable for the obligations of the Registrant. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Registrant itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Registrant are not binding upon the Trustees individually but only upon the property of the Registrant and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

         Anti-Takeover Provisions. The Registrant presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Registrant, to cause it to engage in certain transactions or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66 2/3% of the shares of the Registrant (a greater vote than that required by the Act and, in some cases, greater than the required vote applicable to business corporations under state law), is required to authorize the conversion of the Registrant from a closed-end to an open-end investment company, or generally to authorize any of the following transactions:

         (i) merger or consolidation of the Registrant with or into any other corporation;

         (ii) issuance of any securities of the Registrant to any person or entity for cash;

         (iii) sale, lease or exchange of all or any substantial part of the assets of the Registrant to any entity or person (except assets having an aggregate fair market value of less than $1,000,000 or assets sold in the ordinary course of business); or

         (iv) sale, lease or exchange to the Registrant, in exchange for securities of the Registrant, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000)

if such corporation, person or entity is directly, or indirectly through affiliates, the beneficial owner of five percent or more of the outstanding shares of the Registrant. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Registrant, on file with SEC, for the full text of these provisions.

         The foregoing provisions will make more difficult a change in the Registrant's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Registrant in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interests and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Registrant to negotiate with its management regarding the price to be paid and facilitating the continuity of the Registrant's management.

         b.       Inapplicable.

         c.       Inapplicable.

         d.       Inapplicable.

         e. Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan. The Registrant will distribute monthly to shareholders substantially all of its net investment income (non-capital gain income less expenses). Monthly distributions will also include amounts attributable to net short-term capital gains at the time of distribution, if any, from the sale of securities or other assets, and all or a portion of premiums received from options (which are, at the time of distribution, a return of capital if the option position remains open). Net short-term capital gains not previously distributed and net long-term gains, if any, will be distributed at least annually. The Registrant will attempt to maintain a level rate of monthly distributions based upon what the Investment Adviser believes the Registrant's annualized average net investment income and net realized short-term gains will be. At times, a portion of these monthly distributions may constitute a return of capital. For example, a return of capital would occur if the Registrant realized net capital losses after a distribution of short-term gains, or if an option position were closed at a loss after distribution of the premium received when the option was written. Shareholders will be sent monthly and annual notices reporting the tax status of such distributions. The notices will indicate whether any portion of such distributions represents a return of capital. See Item 10.4.

         Shareholders holding shares in their own names may elect to have all income dividend and/or other distributions automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent, pursuant to the Registrant's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below. After this offering, shareholders of record will be mailed supplemental information regarding the Plan, including a form by which they may elect to participate in the Plan. Shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as dividend paying agent.
Shareholders whose names are held in the name of a broker or nominee, if a dividend reinvestment service is provided by the broker or nominee, may elect to have dividends and/or distributions automatically reinvested by the broker under the Plan. Shareholders whose shares are held by a broker or nominee which does not provide a dividend reinvestment service will be required to have their shares registered in their own names to participate in the Plan.

         Under the Plan, if the Trustees of the Registrant declare an income dividend or other distribution, the nonparticipants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent of such dividend and/or distribution in shares of the Registrant. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value on that date, participants will be issued shares of the Registrant at the higher of net asset value or 95% of the market price on that date. This discount reflects savings in underwriting and other costs which the Registrant would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Trust shares at such time or if the Registrant should declare a dividend or other distribution payable only in cash, State Street will, if possible, as agent for the participants, buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, before State Street has completed its purchases, the market price exceeds the net asset value of the Registrant's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Registrant's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Registrant.

         Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.

         Participants in the Plan have the option of making additional cash payments to State Street, semi-annually, for investment in the Registrant's shares. Such payments may be made in any amount from $100 to $500. State Street will use all funds received from participants to purchase Registrant shares in the open market semi-annually. Interest will not be paid on any uninvested cash payments.

         State Street maintains all shareholders' accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non-certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Registrant has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.

         The Registrant will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.

         There is no charge to participants for reinvesting dividends and/or distributions, except for certain brokerage commissions, as described below. State Street's fees will be paid by the Registrant for the handling of the reinvestment of dividends and/or distributions. There will be no brokerage charges with respect to shares issued directly by the Registrant as a result of dividends and/or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends and/or distributions as well as from voluntary cash payments. A service fee of $.075 is charged for each cash purchase as well as a pro rata share of the brokerage commissions, if any. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and prorating the lower commission thus attainable.

         The automatic reinvestment of dividends and/or distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends or distributions.

         Experience under the Plan may indicate that changes are desirable. Accordingly, the Registrant reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend and/or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend and/or distribution. The Plan also may be amended or terminated by State Street on at least 90 days' written notice to participants in the Plan. All correspondence concerning the Plan should be directed to State Street at 225 Franklin Street, Boston, Massachusetts 02110.

         10.2.    Long-term debt:  Inapplicable.

         10.3.    General:  Inapplicable.


         10.4. Taxes: The Registrant has elected to be treated and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") by meeting all applicable requirements of Subchapter M, including requirements as to the nature of the Registrant's gross income, the amount of Registrant distributions, and the composition of the Registrant's portfolio assets. Because the Registrant intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Registrant will be required to pay any federal income or excise taxes, although the Registrant's foreign-source income may be subject to foreign withholding taxes. If the Registrant should fail to qualify as a "regulated investment company" in any year, the Registrant would incur a regular corporate federal income upon its taxable income and distributions received from the Registrant would generally be taxable as ordinary dividend income to the shareholders.

         Shareholders of the Registrant normally will have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Registrant. Dividends from ordinary income and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes. Because the Registrant expects to earn primarily interest income, it is expected that no dividends paid by the Registrant will qualify for the dividends-received deduction for corporations. Distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) are taxable to shareholders as long-term capital gains for federal income tax purposes without regard to the length of time the shareholders have held their shares. Such capital gains will generally be taxable to shareholders as if the shareholders had directly realized gains from the same sources from which they were realized by the Registrant. Any dividend that is declared by the Registrant in October, November and December of any calendar year, that is payable to shareholders of record in such a month and that is paid the following January will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Registrant will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.



         Distributions will be taxable as described above, whether received in cash or in shares under the Dividend Reinvestment and Cash Purchase Plan (the "Plan"). With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Registrant pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distribution may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Registrant, the shareholder's tax basis in each share received is its fair market value on the payment date.



         Distributions by the Registrant generally result in a reduction in the fair market value of the Registrant's shares. Should a distribution reduce the fair market value below a shareholder's cost basis, such distribution nevertheless would be taxable to the shareholder as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, since the price of shares purchased just prior to a distribution includes the amount of the forthcoming distribution, investors purchasing shares at that time should be aware that the distribution may be taxable to them even though it represents a return of their investment.

         In general, any gain or loss realized upon a taxable disposition of shares of the Registrant by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss; a long-term capital gain realized by an individual, estate or trust may be eligible for reduced tax rates if the shares were held for more than 18 months. However, any loss realized upon a disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gain made with respect to those shares. Any loss realized upon a disposition of shares may also be disallowed under rules relating to wash sales.

         The Registrant's current dividend and accounting policies will affect the amount, timing and character of distributions to shareholders, and may, under certain circumstances make an economic return of capital taxable to shareholders. Any investment in zero coupon bonds, certain stripped securities, and certain securities purchased at a market discount will cause the Registrant to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Registrant, the Registrant may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Registrant. An investment in residual interests of a CMO that has elected to be treated as a real estate mortgage investment conduit, or "REMIC," can create complex tax problems, especially if the Registrant has state or local governments or other tax-exempt organizations as shareholders.

         The Registrant's transactions in options, Futures Contracts, Forward Contracts, short sales "against the box", and swaps and related transactions will be subject to special tax rules that may affect the amount, timing and character of Registrant income and distributions to shareholders. For example, certain positions held by the Registrant on the last business day of each taxable year will be marked to market (i.e., treated as if it were closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Registrant that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles", and may be subject to special tax rules that would cause deferral of Registrant losses, adjustments in the holding periods of Registrant securities and conversion of short-term into long-term capital losses. Certain tax elections exist for "straddles" that may alter the effects of these rules. The Registrant will limit its activities in options, Futures Contracts, Forward Contracts and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code.

         Special tax considerations apply with respect to foreign investments of the Registrant. Foreign exchange gains and losses realized by the Registrant will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes and investment by the Registrant in certain "passive foreign investment companies" may be limited in order to avoid a tax on the Registrant. The Registrant may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Registrant to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on the Registrant, the Registrant may be required to liquidate portfolio securities that it might otherwise have continued to hold.

         Investment income received by the Registrant from foreign securities may be subject to foreign income taxes withheld at the source; the Registrant does not expect to be able to pass through to shareholders foreign tax credits or deductions with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Registrant to a reduced rate of tax or an exemption from tax on such income; the Registrant intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Registrant's effective rate of foreign tax in advance since the amount of the Registrant's assets to be invested within various countries is not known.

         Dividends and certain other payments to persons who are not citizens or residents of the United States ("Non-U.S. Persons") are generally subject to U.S. tax withholding at the rate of 30%. The Registrant intends to withhold U.S. federal income tax payments at the rate of 30% (or any lower rate permitted under an applicable treaty) on taxable dividends and other payments to Non-U.S. Persons that are subject to such withholding. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from the Registrant by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdictions. The Registrant is also required in certain circumstances to apply backup withholding at the rate of 31% on taxable dividends and redemption proceeds paid to any shareholder (including a Non-U.S. Person) who does not furnish to the Registrant certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% withholding.

         As long as it qualifies as a regulated investment company under the Code, the Registrant will not be required to pay Massachusetts income or excise taxes.

         Distributions of the Registrant that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Registrant intends to advise shareholders of the extent to which, if any, its distributions which consists of such interest. Shareholders are urged to consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes as well as regarding the tax consequences of an investment in the Registrant.

         10.5. Outstanding Securities: The following information is furnished as of March 1, 1998:

-------------------------------------------------------------------------------
(1)                      (2)            (3)                 (4)
                                                            Amount
                                                            Outstanding
                                        Amount Held by      Exclusive
                      Amount            Registrant or for   of Amount Shown
Title of Class        Authorized        its Account         Under (3)
-------------------------------------------------------------------------------

Shares of             90,358,639.398    63,037,689.00*      67,138,639.40 shares
Beneficial Interest
without par value
-------------------------------------------------------------------------------
*Treasury Shares


         10.6. Securities Ratings:  Inapplicable.

Item 11. Defaults and Arrears on Senior Securities:  None.

Item 12. Legal Proceedings:  None.

Item 13. Table of Contents of Statement of Additional Information:  See below.



                                     PART B

                     INFORMATION REQUIRED IN A STATEMENT OF

                             ADDITIONAL INFORMATION

Item 14. Cover Page: Inapplicable.

Item 15. Table of Contents:  See below.

Item 16. General Information and History:  Inapplicable.

Item 17. Investment Objective and Policies:

         17.1, 17.2 and 17.3: None that are not described in the Prospectus.



         17.4. In fiscal year 1997, the turnover rate of the Registrant's portfolio was 180%. In fiscal year 1996, the turnover rate of the Registrant's portfolio was 146%.

         A high turnover rate necessarily involves greater expenses to the Registrant and could involve realization of capital gains that would be taxable to the shareholders. The Registrant will engage in portfolio trading if it believes that a transaction, net of costs (including custodian transaction charges), will help in achieving its investment objective.

Item 18. Management:


         18.1. Trustees, Officers and Advisory Board Members: The Trustees and officers of the Registrant and their principal occupations for at least the last five years are set forth below. (Their titles may have varied during that period.) Unless otherwise noted, the address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116. Trustees and officers who are "interested persons" of the Registrant, as defined in the Investment Company Act of 1940, are denoted by an asterisk (*). The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Gibbons and Robb will continue in office until 1998, Messrs. Bailey, Cohan and Sherratt will continue in office until 1999 and Messrs. Cohn, Scott, Shames, Smith and Ms. O'Neill will continue in office until 2000.



Name and Address              Position(s) Held with    Principal Occupation(s)
                              Registrant               During Past 5 years



Richard B. Bailey*            Trustee                  Private Investor;
(born 9/14/26)                                         Massachusetts Financial
                                                       Services Company, former
                                                       Chairman and Director
                                                       (prior to September 30,
                                                       1991) Cambridge Trust
                                                       Company, Director

Marshall N. Cohan (born       Trustee                  Private Investor
11/14/26)
2524 Bedford Mews Drive
Wellington, Florida

Lawrence H. Cohn, M.D. (born  Trustee                  Brigham and Women's
3/11/37)                                               Hospital, Chief of
75 Francis Street                                      Cardiac Surgery; Harvard
Boston, Massachusetts                                  Medical School, Professor
                                                       of Surgery

The Hon. Sir J. David         Trustee                  Edmund Gibbons Limited,
Gibbons, KBE (born 6/15/27)                            Chief Executive Officer;
21 Reid Street                                         Colonial Insurance
Hamilton, Bermuda HM 12                                Company Ltd.; Chairman;
                                                       The Bank of N.T.
                                                       Butterfield & Son
                                                       Limited, Chairman (prior
                                                       to November 1997)

Name and Address              Position(s) Held with    Principal Occupation(s)
                              Registrant               During Past 5 years



Abby M. O'Neill (born         Trustee                  Private Investor;
4/27/28)                                               Rockefeller Financial
30 Rockefeller Plaza,                                  Services, Inc.
Room 5600                                              (investment advisers),
New York, New York                                     Director

Walter E. Robb, III           Trustee                  Benchmark Advisors, Inc.
(8/18/26)                                              (corporate financial
110 Broad Street                                       Consultants), President
Boston, Massachusetts                                  and Trustee; Benchmark
                                                       consulting Group, Inc.
                                                       (offices services),
                                                       President; Landmark Funds
                                                       (mutual fund), Trustee

Arnold D. Scott* (born        Trustee                  Massachusetts Financial
12/16/42)                                              Services Company,
                                                       Director, Senior
                                                       Executive Vice President
                                                       and Secretary

Jeffrey L. Shames* (born      Trustee                  Massachusetts Financial
6/2/55)                                                Services Company,
                                                       President

J. Dale Sherratt (born        Trustee                  Insight Resources, Inc.
9/23/38)                                               (acquisition planning
One Liberty Square                                     specialists), President
Boston, Massachusetts

Ward Smith (born 9/13/20)     Trustee                  NACCO Industries (holding
36080 Shaker Blvd.,                                    company), Chairman (prior
Hunting Valley, Ohio                                   to June 1994); Sundstrand
                                                       Corporation (diversified
                                                       mechanical manufacturer),
                                                       Director

Leslie J. Nanberg*(born       Vice President           Massachusetts Financial
11/14/45)                                              Services Company, Senior
                                                       Vice President and
                                                       Director of Fixed Income
                                                       Portfolio Management

James T. Swanson*(born        Vice President           Massachusetts Financial
6/12/49)                                               Services Company, Senior
                                                       Vice President

W. Thomas London*(born        Treasurer                Massachusetts Financial
3/1/44)                                                Services Company, Senior
                                                       Vice President

James O. Yost*(born 6/12/60)  Assistant Treasurer      Massachusetts Financial
                                                       Services Company, Vice
                                                       President

                                        -55-
Name and Address              Position(s) Held with    Principal Occupation(s)
                              Registrant               During Past 5 years


Ellen M. Moynihan*(born       Assistant Treasurer      Massachusetts Financial
(11/13/57)                                             Services Company, Vice
                                                       President (since
                                                       September 1996); Deloitte
                                                       & Touche LLP, Senior
                                                       Manager (until  September
                                                       1996)

Mark E. Bradley* (born        Assistant Treasurer      Massachusetts Financial
11/23/59)                                              Services Company, Vice
                                                       President (since March
                                                       1997); Putnam
                                                       Investments, Vice
                                                       President (from September
                                                       1994 until March 1997);
                                                       Ernst & Young, Senior Tax
                                                       Manager (until September
                                                       1994)

Stephen E. Cavan* (born       Secretary and Clerk      Massachusetts Financial
11/6/53)                                               Services Company, Senior
                                                       Vice President, General
                                                       Counsel and Assistant
                                                       Secretary

James R. Bordewick, Jr.*      Assistant Secretary      Massachusetts Financial
(born  3/6/59)                                         Services Company, Senior
                                                       Vice President and
                                                       Associate General Counsel


         Each Trustee and officer holds comparable positions with certain MFS affiliates or with certain other funds of which MFS or a subsidiary of MFS is the investment adviser or distributor. Mr. Bailey is a Director of Sun Life Assurance Company of Canada (U.S.) ("Sun Life of Canada (U.S.)"), the corporate parent of MFS.



         18.2. Each Trustee is also a Trustee of MFS Government Limited Maturity Fund, MFS Series Trust I, MFS Series Trust II, MFS Series Trust VI, MFS Series Trust VIII, MFS Series Trust XI, MFS Municipal Series Trust, MFS Intermediate Income Trust, MFS Government Markets Income Trust and MFS Special Value Trust. Messrs. Bailey, Scott and Shames are Trustees of each of the MFS Funds and MFS Multimarket Income Trust and MFS Municipal Income Trust.



         18.3. Sir J. David Gibbons has not authorized an agent in the United States to receive notice.

         18.4.a. The following table lists all Trustees of the Registrant and each of the three highest paid executive officers or any affiliated person of the Registrant with aggregate compensation from the Registrant for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

(1)               (2)           (3)             (4)               (5)
Name of           Aggregate     Pension or      Estimated         Total
Person, Position  Compensation  Retirement      Annual Benefits   Compensation
(Estimated        From Fund(1)  Benefits        Upon              From Fund and
Credited Years                  Accrued As Part Retirement(2)     Fund Complex
of                              of Fund                           Paid to
Service(2)(5))                  Expenses(1)                       Trustees(3)



Richard B.          $14,379        $2,911         (4)                 $283,647
Bailey, Trustee
(8)

Marshall N.         $15,379        $3,278         (4)                 $148,067
Cohan, Trustee
(8)

Lawrence H.         $13,879        $6,089         (4)                 $123,917
Cohn, M.D.,
Trustee (22)

The Hon. Sir J.     $14,379        $3,011         (4)                 $129,842
David Gibbons,
KBE, Trustee
(8)

Abby M.             $14,379        $2,878         (4)                 $129,842
O'Neill, Trustee
(9)

Walter E. Robb,     $15,379        $3,278         (4)                 $148,067
III, Trustee (8)
(4)

Arnold D.           None           None           None                None
Scott, Trustee

Jeffrey L.          None           None           None                None
Shames, Trustee

(1)               (2)           (3)             (4)               (5)
Name of           Aggregate     Pension or      Estimated         Total
Person, Position  Compensation  Retirement      Annual Benefits   Compensation
(Estimated        From Fund(1)  Benefits        Upon              From Fund and
Credited Years                  Accrued As Part Retirement(2)     Fund Complex
of                              of Fund                           Paid to
Service(2)(5))                  Expenses(1)                       Trustees(3)



J. Dale Sherratt,   $17,879        $6,556         (4)                 $184,067
Trustee (24)

Ward Smith,         $17,879        $3,278         (4)                 $184,067
Trustee (12)

         (1)      For Fiscal year ended November 30,  1997
         (2)      Based on normal retirement age of 75
         (3) Information provided is provided for calendar year 1997. All Trustees served as Trustees of 42 funds within the MFS Fund complex (having aggregate net assets at December 31, 1997, of approximately $18,869,750,275) except Mr. Bailey, who served as Trustee of 69 funds within the MFS fund complex (having aggregate net assets at December 31, 1997, of approximately $47,848,672,538).


         (4) See table set forth below under Item 18.4.b. (5) Estimated credited years of service include the total years of service plus the expected years until retirement.


         The Registrant pays each Trustee who is not an officer of the Investment Adviser a fee of $8,275 per year plus $500 per meeting and committee meeting attended, together with such Trustee's actual out-of-pocket expenses relating to attendance at meetings. For attendance at meetings and other services as Trustees, the Trustees of the Registrant as a group received $123,532 from the Registrant for the fiscal year ended November 30, 1997.



         18.4.b. The Registrant has adopted a retirement plan for non-interested Trustees. Under this plan, a Trustee will retire upon reaching age 75 and if the Trustee has completed at least 5 years of service, he would be entitled to annual payments during his lifetime of up to 50% of such Trustee's average annual compensation (based on the three years prior to his retirement) depending on his length of service. A Trustee may also retire prior to the age of 75 and receive reduced payments if he has completed at least 5 years of service. Under the plan, a Trustee (or his beneficiaries) will also receive benefits for a period of time in the event the Trustee is disabled or dies. These benefits will also be based on the Trustee's average annual compensation and length of service. There is no retirement plan provided by the Registrant for the interested Trustees. However, Mr. Bailey, who retired as Chairman of MFS as of September 30, 1991, will eventually become eligible for retirement benefits. The Registrant will accrue compensation expenses each year to cover current year's service and amortize past service cost.

         The following table sets forth the estimated annual benefits payable by the Registrant to the non-interested Trustees and Mr. Bailey upon retirement.

         Estimated Annual Benefits Payable by Registrant upon Retirement (1)

                    Average                 Years of Service
                  Trustee Fees        3          5        7     10 or more

                  $12,491          $1,874    $3,123    $4,372    $6,246
                   13,926           2,089     3,482     4,874     6,963
                   15,361           2,304     3,840     5,376     7,681
                   16,797           2,519     4,199     5,879     8,398
                   18,232           2,735     4,558     6,381     9,116
                   19,667           2,950     4,917     6,883     9,833



         (1) Other funds in the MFS fund complex provide similar retirement benefits to the Trustees.

         18.4(c).  Not Applicable.


Item 19. Control Persons and Principal Holders of Securities:

         As of March 1, 1998, Cede & Co. Fast, P.O. Box 20, Bowling Green Station, New York, New York 10004, owns of record approximately 69.7% of the outstanding shares of the Registrant.

         As of March 1, 1998, all Trustees and officers of the Registrant as a group own of record less than 1% of the outstanding shares of the Registrant.

Item 20. Investment Advisory and Other Services:

         Items 20.1.a. through 20.5. See Item 9.1.b. For the fiscal year ended November 30, 1997, MFS received fees under the Registrant's Investment Advisory Agreement of $5,055,572. For the fiscal year ended November 30, 1996, MFS received fees under the Registrant's Investment Advisory Agreement of $5,286,368. For the fiscal year ended November 30, 1995, MFS received fees under the Investment Advisory Agreement of $5,699,041.

         20.6. See Item 9.1.e. The Registrant's securities and cash are held under a Custodian Agreement by State Street Bank and Trust Company, whose principal business address is 225 Franklin Street, Boston, Massachusetts 02110.



         20.7. Ernst & Young LLP are the Registrant's independent public accountants and certify financial statements of the Registrant as required to be certified by any law or regulation and provide certain other tax-related services for the Registrant (such as tax return preparation and assistance and consultation with respect to the preparation of filings with the SEC). The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, MA 02116.

         20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Registrant and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the registrar and transfer agent for the Registrant's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Registrant, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Registrant. For account maintenance, the Registrant currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Registrant for these services will be $167 per month. The Registrant will reimburse MFSC for reasonable out-of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Registrant.


Item 21. Brokerage Allocation and Other Practices:


         Specific decisions to purchase or sell securities for the Registrant are made by the Registrant's portfolio manager who is an employee of MFS and who is appointed and supervised by its senior officers. Changes in the Registrant's investments are reviewed by the Board of Trustees. The portfolio manager may serve other clients of the Registrant's Investment Adviser or any subsidiary of the Investment Adviser in a similar capacity.

         The primary consideration in portfolio security transactions is execution at the most favorable prices and in the most effective manner ("best execution"). The Investment Adviser has complete freedom as to the markets in and the broker-dealers through which it seeks this result. U.S. Government Securities and, in the United States and in certain other countries, other debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, securities may be traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter's commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. The Investment Adviser normally seeks to deal directly with the primary market maker, unless in its opinion, better execution is available elsewhere. Securities firms may receive brokerage commissions on transactions involving options, Futures Contracts and Options on Futures Contracts and the purchase and sale of underlying securities upon exercise of options. The brokerage commissions associated with buying and selling options may be proportionately higher than those associated with general securities transactions. Subject to the requirement of seeking best execution securities may, as authorized by the Advisory Agreement, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Investment Adviser or who have sold shares of funds for which MFS or any subsidiary serves as investment adviser. At present no arrangements to recapture commission payments are in effect. For the fiscal year ended November 30, 1997, the Registrant paid $5,601 in brokerage commissions on total transactions of $2,214,798.37. For the fiscal years ended November 30, 1996, the Registrant paid $0 in brokerage commissions. For the fiscal years ended November 1995, the Registrant paid $0 in brokerage commissions.

         The Trustees of the Registrant (together with the Trustees of the other MFS Funds) have directed the Investment Adviser to allocate a total of $54,160 of commission business from the MFS Funds to the Pershing Division of Donaldson, Lufkin & Jenrette as consideration for the annual renewal of certain publications provided by Lipper Analytical Securities corporation (which provides information useful to the Trustees in reviewing the relationship between the Registrant and the Investment Adviser).



         In certain instances, there may be securities which are suitable for the Registrant's portfolio as well as for that of one or more of the advisory clients of the Investment Adviser or any subsidiary. Investment decisions for the Registrant and for the advisory clients of the Investment Adviser or any subsidiary are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Investment Adviser to be equitable to each on a case by case basis. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Registrant is concerned. In other cases, however, it is believed that the ability of the Registrant to participate in volume transactions will produce better executions for the Registrant.



Item 22. Tax Status:  Inapplicable.

Item 23. Financial Statements: The following are incorporated herein by reference to the Registrant's Annual Report to its shareholders, for its fiscal year ended November 30, 1997, copies of which have been filed with the SEC:

          Portfolio of  Investments  at November 30, 1997
          Statement of Assets and Liabilities  at November 30, 1997
          Statement of Operations for the year ended November 30, 1997 Statement of Changes in Net Assets for the years ended November 30,
               1997 and 1996

          Per Share and Other Data for the period from the commencement of investment operations, July 21, 1989, to November 30, 1989 and for the years ended November 30, 1990, 1991, 1992, 1993, 1994,
               1995, 1996  and 1997
          Notes to Financial Statements
          Independent Auditors' Report

                                         PART C

                                    OTHER INFORMATION

Item 24.  Financial Statements and Exhibits:

          1.   Financial Statements:

               The following  have  been  incorporated  by reference in Item 23:


               Portfolio  of  Investments  at November  30, 1997
               Statement  of  Assets  and   Liabilities  at November 30, 1997
               Statement  of  Operations   for  year  ended November 30, 1997
               Statement  of  Changes in Net Assets for the years ended
                    November 30, 1997 and 1996
               Financial Highlights for the period from the commencement of investment operations, July 21, 1989, to November 30, 1989 and for the years ended November 30, 1990, 1991, 1992, 1993, 1994, 1995, 1996 and 1997.
               Notes to Financial Statements
               Independent Auditors' Report


         2.    Exhibits:


               (a)      --    Amended and Restated Declaration of Trust, dated
                              November 3, 1986;(previously  filed as Exhibit 1
                              (a) to Amendment No.9 to the  Registration
                              Statement of Form N-2, filed with the SEC on January 28, 1998 ("Amendment No. 9"); incorporated herein by reference.

               (a)(2)   --    Amendment to Declaration of Trust, dated October
                              19, 1988; (previously filed as Exhibit 1(a)(2) to Amendment No. 9); incorporated herein by reference.

               (b)(1)   --    Amended and Restated By-Laws dated December 21,
                              1994 (previously  filed as Exhibit (b)(2) to
                              Amendment No. 8 to the Registrant's  Registration
                              Statement on Form N-2 filed with the Securities and Exchange Commission on February 28, 1995
                              ("Amendment No. 8")); incorporated herein by reference.

               (c)      --    Inapplicable.

                                        -63



               (d)      --    Specimen certificate for Shares of Beneficial
                              Interest(previously filed as Exhibit 1(d) to Amendment No. 9); incorporated herein by reference

               (e)      --    The section "Dividend Reinvestment and Cash
                              Purchase  Plan" on page 3 of the  Registrant's
                              Annual Report to its Shareholders, for its fiscal year ended October 31, 1997; (previously filed as Exhibit 1(e) to Amendment No. 9);
                              incorporated herein by reference.

               (f)      --    Inapplicable.

               (g)(1)   --    Investment Advisory Agreement, dated November 6,
                              1986; (previously filed as Exhibit 1(g)(1) to
                              Amendment No. 9); incorporated herein by reference.

               (g)(2)   --    Master Administrative Services Agreement dated
                              March 1, 1997, by and among  Massachusetts
                              Financial  Services Company and the Registrant
                              (previously filed as Exhibit 1(g)(2) to Amendment
                              No. 9); incorporated herein by reference.

               (h)      --    Omitted pursuant to General Instruction G.3. to
                              Form N-2.

               (i)      --    Retirement Plan for Non-Interested Person
                              Trustees, dated January 1, 1991; filed herewith.

               (j)(1)   --    Custodian Agreement dated February 19,  1988
                              between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit
                              1(j)(1) to Amendment No. 9); incorporated herein by reference

               (j)(2)   --    Amendment to the Custodian Agreement  dated
                              October  1,  1989;  (previously  filed as
                              Exhibit 1(j)(2) to Amendment No. 9); incorporated herein by reference.

               (j)(3)   --    Amendment to Custodian Agreement dated September
                              17, 1991 (previously filed as Exhibit 1(j)(3) to
                              Amendment No. 9); incorporated herein by reference.

               (j)(4)   --    Amendment to Custodian Agreement dated February
                              29, 1988 (previously filed as Exhibit 1(j)(4) to
                              Amendment No. 9); incorporated herein by reference.

               (k)(1)   --    Loan Agreement by and among the Banks named
                              therein, and The First National Bank of Boston, and the MFS Funds named therein (previously filed as Exhibit (k)(3) to Amendment No. 8);
                              incorporated herein by reference.

               (k)(2)   --    Registrar, Transfer Agency and Service Agreement
                              between Registrant and MFS Service Center, Inc., dated August 15, 1994 (previously filed as
                              Exhibit (k)(2) to Amendment No. 8); incorporated herein by reference.

               (l)      --    Omitted pursuant to General Instruction G.3 to
                              Form N-2.

               (m)      --    Inapplicable.

               (n)      --    Omitted pursuant to General Instruction G.3 to
                              Form N-2.

               (o)      --    Omitted pursuant to General Instructions G.3 to
                              Form N-2.

               (p)      --    Form of Purchase Agreement (previously filed as
                              Exhibit 1(p) to Amendment No. 9); incorporated herein by reference.

               (q)      --    Inapplicable.

               (r)      --    Financial   Data   Schedule;   filed herewith.



Item 25. Marketing Arrangements:  Inapplicable.

Item 26. Other Expenses of Issuance and Distribution:  Inapplicable.

Item  27.  Persons  Controlled  by or  Under  Common  Control  with  Registrant:
Inapplicable

Item 28. Number of Holders of Securities:

-------------------------------------------------------------------------------
                     (1)                                    (2)
                Title of Class                  Number of Record Holders

-------------------------------------------------------------------------------


                Shares of Beneficial Interest             8,700
                 (without par value)           (as at March 1, 1998)
-------------------------------------------------------------------------------

Item 29. Indemnification:

         Article V of the Registrant's Declaration of Trust provides that the Registrant will indemnify its Trustees and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Registrant, unless as to liabilities to the Registrant or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Registrant. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.

         The Trustees and officers of the Registrant and the personnel of the Investment Adviser are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 30. Business and Other Connections of Investment Adviser:


         MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds (except the Vertex Funds mentioned below):
Massachusetts Investors Trust, Massachusetts Investors Growth Stock Fund, MFS Growth Opportunities Fund, MFS Government Securities Fund, MFS Government Limited Maturity Fund, MFS Series Trust I (which has thirteen series: MFS Managed Sectors Fund, MFS Cash Reserve Fund, MFS World Asset Allocation Fund, MFS Strategic Growth Fund, MFS Research Growth and Income Fund, MFS Core Growth Fund, MFS Equity Income Fund, MFS Special Opportunities Fund, MFS Convertible Securities Fund, MFS Blue Chip Fund, MFS New Discovery Fund, MFS Science and Technology Fund and MFS Research International Fund), MFS Series Trust II (which has three series: MFS Emerging Growth Fund, MFS Large Cap Growth Fund and MFS Intermediate Income Fund), MFS Series Trust III (which has two series: MFS High Income Fund and MFS Municipal High Income Fund), MFS Series Trust IV (which has four series: MFS Money Market Fund, MFS Government Money Market Fund, MFS Municipal Bond Fund and MFS Mid Cap Growth Fund), MFS Series Trust V (which has six series: MFS Total Return Fund, MFS Research Fund, MFS International Opportunities Fund, MFS International Strategic Growth Fund, MFS International Value Fund and MFS Asia Pacific Fund), MFS Series Trust VI (which has three series: MFS World Total Return Fund, MFS Utilities Fund and MFS World Equity
Fund), MFS Series Trust VII (which has two series: MFS World Governments Fund and MFS Value Fund), MFS Series Trust VIII (which has two series: MFS Strategic Income Fund and MFS World Growth Fund), MFS Series Trust IX (which has three series: MFS Bond Fund, MFS Limited Maturity Fund and MFS Municipal Limited Maturity Fund), MFS Series Trust X (which has eight series: MFS Government
Mortgage Fund, MFS/Foreign & Colonial Emerging Markets Equity Fund, MFS International Growth Fund, MFS International Growth and Income Fund, MFS Real Estate Investment Fund, MFS Strategic Value Fund, MFS Small Cap Value Fund and

MFS Emerging Markets Debt Fund), MFS Series Trust XI (which has six series: MFS Union Standard Equity Fund, Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund (the Vertex Funds are expected to be declared effective April 28, 1998)), and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund and MFS Municipal Income Fund) (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS also serves as investment  adviser of the following open-end Funds:
MFS  Institutional  Trust  ("MFSIT")  (which has seven  series) and MFS Variable
Insurance Trust ("MVI") (which has twelve series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts 02116.

         In addition, MFS serves as investment adviser to the following closed-end funds: MFS Municipal Income Trust, MFS Multimarket Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Charter Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 26 series), Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston,
Massachusetts   02116.   The   principal   business   address  of  each  of  the
aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181.

         Vertex Investment Management, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, whose principal business address is 500 Boylston Street, Boston, Massachusetts 02116 ("Vertex"), serves as investment adviser to Vertex All Cap Fund, Vertex Research All Cap Fund, Vertex Growth Fund, Vertex Discovery Fund and Vertex Contrarian Fund, each a series of MFS Series Trust XI. The principal business address of the aforementioned Funds is 500 Boylston Street, Boston, Massachusetts 02116.

         MFS International Ltd. ("MIL"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda, serves as investment adviser to and distributor for MFS American Funds (which has six portfolios: MFS American Funds-U.S. Equity Fund, MFS

American Funds-U.S. Emerging Growth Fund, MFS American Funds-U.S. High Yield Bond Fund, MFS American Funds - U.S. Dollar Reserve Fund, MFS American Funds-Charter Income Fund and MFS American Funds-U.S. Research Fund) (the "MIL Funds"). The MIL Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the MIL Funds is 47, Boulevard Royal, L-2449 Luxembourg.

         MIL also serves as investment adviser to and distributor for MFS Meridian U.S. Government Bond Fund, MFS Meridian Charter Income Fund, MFS Meridian Global Governments Fund, MFS Meridian U.S. Emerging Growth Fund, MFS Meridian Global Equity Fund, MFS Meridian Limited Maturity Fund, MFS Meridian World Growth Fund, MFS Meridian Money Market Fund, MFS Meridian World Total Return Fund, MFS Meridian U.S. Equity Fund, MFS Meridian Research Fund, MFS Meridian U.S. High Yield Fund and MFS Meridian Emerging Markets Debt Fund (collectively the "MFS Meridian Funds"). Each of the MFS Meridian Funds is organized as an exempt company under the laws of the Cayman Islands. The principal business address of each of the MFS Meridian Funds is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

         MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is 4 John Carpenter Street, London, England ED4Y 0NH, is involved primarily in marketing and investment research activities with respect to private clients and the MIL Funds and the MFS Meridian Funds.

         MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, N5W2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

         MFS Holdings Australia Pty Ltd. ("MFS Holdings Australia"), a private limited company organized pursuant to the Corporations Law of New South Wales, Australia whose current address is Level 37, Governor Phillip Tower, One Farrer Place, Sydney, NSW2000 Australia, and whose function is to serve primarily as a holding company.

         MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

         MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

         MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

         MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

         MFS

         The Directors of MFS are Jeffrey L. Shames, Arnold D. Scott, John W. Ballen, Donald A. Stewart and John D. McNeil. Mr. Shames is the Chairman, Chief Executive Officer and President, Mr. Scott is a Senior Executive Vice President and Secretary, William W. Scott, Jr., Patricia A. Zlotin, John W. Ballen, Thomas J. Cashman, Jr., Joseph W. Dello Russo and Kevin R. Parke are Executive Vice Presidents, Stephen E. Cavan is a Senior Vice President, General Counsel and an Assistant Secretary, Robert T. Burns is a Senior Vice President, Associate General Counsel and an Assistant Secretary of MFS, and Thomas B. Hastings is a Vice President and Treasurer of MFS.

         Massachusetts Investors Trust
         Massachusetts Investors Growth Stock Fund
         MFS Growth Opportunities Fund
         MFS Government Securities Fund
         MFS Series Trust I
         MFS Series Trust V
         MFS Series Trust VI
         MFS Series Trust X
         MFS Government Limited Maturity Fund

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley, Vice Presidents of MFS, are the Assistant Treasurers, James R. Bordewick, Jr., Senior Vice President and Associate General Counsel of MFS, is the Assistant Secretary.

         MFS Series Trust II

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Government Markets Income Trust
         MFS Intermediate Income Trust

         Leslie J. Nanberg, Senior Vice President of MFS, is a Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust III

         James T. Swanson, Robert J. Manning and Joan S. Batchelder, Senior Vice Presidents of MFS, and Bernard Scozzafava, Vice President of MFS, are
Vice Presidents, Sheila Burns-Magnan, Assistant Vice President of MFS, and Daniel E. McManus, Vice President of MFS, are Assistant Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers, and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust IV
         MFS Series Trust IX

         Robert A. Dennis and Geoffrey L. Kurinsky, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VII

         Leslie J. Nanberg and Stephen C. Bryant, Senior Vice Presidents of MFS, are Vice Presidents, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Series Trust VIII

         Jeffrey L. Shames, Leslie J. Nanberg and James T. Swanson and John D. Laupheimer, Jr., a Senior Vice President of MFS, are Vice Presidents, Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Series Trust

         Robert A. Dennis is Vice President, David B. Smith and Geoffrey L. Schechter, Vice Presidents of MFS, are Vice Presidents, Daniel E. McManus, Vice President of MFS, is an Assistant Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Variable Insurance Trust
         MFS Series Trust XI
         MFS Institutional Trust

         Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Municipal Income Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Multimarket Income Trust
         MFS Charter Income Trust

         Leslie J.  Nanberg and James T.  Swanson are Vice  Presidents,  Stephen
E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James
R. Bordewick, Jr. is the Assistant Secretary.

         MFS Special Value Trust

         Robert J. Manning is Vice President, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS/Sun Life Series Trust

         John D. McNeil, Chairman and Director of Sun Life Assurance Company of Canada, is the Chairman, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         Money Market Variable Account
         High Yield Variable Account
         Capital Appreciation Variable Account
         Government Securities Variable Account
         Total Return Variable Account
         World Governments Variable Account
         Managed Sectors Variable Account

         John D. McNeil is the Chairman, Stephen E. Cavan is the Secretary, and James R. Bordewick, Jr. is the Assistant Secretary.

         Vertex

         Jeffrey L. Shames and Arnold D. Scott are the Directors, Jeffrey L. Shames is the President, Kevin R. Parke and John W. Ballen are Executive Vice Presidents, John F. Brennan, Jr., and John D. Laupheimer are Senior Vice
Presidents, Brian E. Stack is a Vice President, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         MIL

         Arnold D. Scott, Jeffrey L. Shames and Thomas J. Cashman, Jr. are Directors, Stephen E. Cavan is a Director, Senior Vice President and the Clerk, Robert T. Burns is an Assistant Clerk, Joseph W. Dello Russo, Executive Vice President and Chief Financial Officer of MFS, is the Treasurer and Thomas
B. Hastings is the Assistant Treasurer.

         MIL-UK

         Thomas J. Cashman, Jr. is President and a Director, Arnold D. Scott and Jeffrey L. Shames are Directors, Stephen E. Cavan is a Director and the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Assistant Secretary.

         MFSI - Australia

         Thomas J. Cashman, Jr. is President and a Director, Graham E. Lenzer, John A. Gee and David Adiseshan are Directors, Stephen E. Cavan is the
Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MFS Holdings - Australia

         Jeffrey L. Shames is the President and a Director, Arnold D. Scott, Thomas J. Cashman, Jr., and Graham E. Lenzer are Directors, Stephen E. Cavan is the Secretary, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert T. Burns is the Assistant Secretary.

         MIL Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers and James R. Bordewick, Jr. is the Assistant Secretary.

         MFS Meridian Funds

         Richard B. Bailey, John A. Brindle, Richard W. S. Baker, Arnold D. Scott, Jeffrey L. Shames and William F. Waters are Directors, Stephen E. Cavan is the Secretary, W. Thomas London is the Treasurer, James R. Bordewick, Jr. is the Assistant Secretary and James O. Yost, Ellen M. Moynihan and Mark E. Bradley are the Assistant Treasurers.

         MFD

         Arnold D. Scott and Jeffrey L. Shames are Directors, William W. Scott, Jr., an Executive Vice President of MFS, is the President, Stephen E. Cavan is the Secretary, Robert T. Burns is the Assistant Secretary, Joseph W. Dello Russo is the Treasurer, and Thomas B. Hastings is the Assistant Treasurer.

         MFSC

         Arnold D. Scott and Jeffrey L. Shames are Directors, Joseph A. Recomendes, a Senior Vice President and Chief Information Officer of MFS, is Vice Chairman and a Director, Janet A. Clifford is the President, Joseph W.
Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary, and Robert T. Burns is the Assistant Secretary.

         MFSI

         Jeffrey L. Shames, and Arnold D. Scott are Directors, Thomas J. Cashman, Jr., is the President and a Director, Leslie J. Nanberg is a Senior Vice President, a Managing Director and a Director, Kevin R. Parke is the Executive Vice President and a Managing Director, George F. Bennett, Jr., John
A. Gee, Brianne Grady, Joseph A. Kosciuszek and Joseph J. Trainor are Senior Vice Presidents and Managing Directors, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer and Robert T. Burns is the Secretary.

         RSI

         Arnold D. Scott is the Chairman and a Director, Martin E. Beaulieu is the President, William W. Scott, Jr. is a Director, Joseph W. Dello Russo is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Stephen E. Cavan is the Secretary and Robert T. Burns is the Assistant Secretary.

         In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

         Donald A. Stewart      President and a Director,  Sun Life  Assurance
                                Company of Canada,  Sun Life Centre, 150 King
                                Street West, Toronto,  Ontario, Canada (Mr.
                                Stewart  is also  an  officer and/or Director


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                                        -73-



                                of various subsidiaries and affiliates of Sun
                                Life)

         John D. McNeil         Chairman, Sun Life Assurance Company of Canada,
                                Sun Life Centre, 150 King Street West, Toronto,
                                Ontario, Canada (Mr. McNeil is also an
                                officer  and/or   Director  of  various
                                subsidiaries  and  affiliates of Sun Life)

         Joseph W. Dello Russo  Director of Mutual Fund Operations, The Boston
                                Company, Exchange Place, Boston, Massachusetts (until August, 1994)



Item 31. Location of Accounts and Records:

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

                  NAME                              ADDRESS

         Massachusetts Financial             500 Boylston Street
          Services Company Boston,           Massachusetts 02116

         State Street Bank and               State Street South, 5-West
          Trust Company                      North Quincy, Massachusetts 02171



         MFS Service Center                  500 Boylston Street
                                             Boston, Massachusetts 02116



Item 32. Management Services:  Inapplicable.

Item 33. Undertakings:  Inapplicable.


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                                        -74-




                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 26th day of March, 1998.

                                        MFS CHARTER INCOME TRUST


                                        By       JAMES R. BORDEWICK, JR.
                                        Name:    James R. Bordewick, Jr.
                                        Title:   Assistant Secretary

                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit    Page


    27            --       Financial Data Schedule.